Exhibit 4.1
FURNITURE BRANDS INTERNATIONAL, INC.
and
AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC
as Rights Agent

STOCKHOLDERS
RIGHTS AGREEMENT
Dated as of
August 3, 2009

i

ii

     This STOCKHOLDERS RIGHTS AGREEMENT, dated as of August 3, 2009 by and between Furniture Brands International, Inc., a Delaware corporation (the “Company”), and American Stock Transfer and Trust Company, LLC, a New York limited liability trust company (the “Rights Agent”).
     WHEREAS, effective August 3, 2009 (the “Rights Dividend Declaration Date”), the Board of Directors of the Company authorized and declared a distribution of one right for each share of Common Stock, no par value, of the Company (the “Common Stock”) outstanding at the Close of Business (as such term is defined herein) on August 13, 2009 (the “Record Date”), and has authorized the issuance of one such right (as such number may hereafter be adjusted pursuant hereto) for each share of Common Stock that shall become outstanding (whether originally issued or delivered from the Company’s treasury) between the Record Date and, except as otherwise provided in Section 23 herein, the Distribution Date, each such right (a “Right” and together with all other such rights distributed or issued pursuant hereto, the “Rights”) initially representing the right to purchase, upon the terms and subject to the conditions hereinafter set forth, one Unit of Series B Preferred Stock (as defined herein).
     WHEREAS, pursuant to the Rights Agreement, dated as of July 30, 1998, as amended as of July 10, 2008, by and between the Company and the Rights Agent (the “1998 Rights Agreement”), certain rights were distributed to stockholders of the Company, which rights are currently outstanding.
     WHEREAS, pursuant to an amendment effective as of August 3, 2009, the 1998 Rights Agreement will terminate upon the Rights Dividend Declaration Date.
     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:
     Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:
     (a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 4.75% or more of the shares of Common Stock then outstanding, but shall not include the Company, any Related Person, or any Exempt Person. Notwithstanding the foregoing:
(i) No Person shall become an “Acquiring Person” as the result of: (A) an acquisition of Common Stock by the Company, which, by reducing the number of shares of Common Stock outstanding, increases the percentage of the shares of Common Stock Beneficially Owned by such Person, together with all Affiliates and Associates of such Person, to 4.75% or more of the shares of Common Stock then outstanding, (B) the grant of any equity compensation award (including, without limitation, an equity compensation award in the form of options, warrants, rights, restricted stock, or similar securities) by the Company to such Person if such person is a director, officer, employee, or agent of the Company, or any adjustment to the number of shares of Common Stock represented by such equity compensation award pursuant to the terms thereof, (C) any unilateral grant of any security by the Company to such Person, or (D) an Exempt Transaction; provided, however, that a Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of shares of Common Stock representing 4.75% or more of the shares of Common Stock then outstanding by reason of any of the transactions described in (A) through (D) of this Section 1(a)(i) shall nevertheless be deemed to be an “Acquiring Person” if, subject to Section 1(a)(ii), such Person, together with all Affiliates and Associates of such Person, thereafter (and while such Person, together with the Affiliates and Associates of such Person, continues to be the Beneficial Owner of 4.75% or more of the then outstanding shares of Common Stock) becomes the Beneficial Owner of any additional shares of Common Stock, except as a result of (w) a dividend or distribution of shares by the Company made on a pro rata basis to all holders of Common Stock, (x) the issuance of shares by the Company pursuant to a split or subdivision of the outstanding Common Stock, (y) the grant of any equity compensation award (including, without limitation, an equity compensation award in the form of options, warrants, rights, restricted stock, or similar securities) by the Company to such Person if such person is a director, officer, employee, or agent of the Company, or any adjustment to the number of shares of Common Stock represented by such equity compensation award pursuant to the terms thereof, or (z) any unilateral grant of any security by the Company to such Person; and
     (ii) If the Board of Directors determines that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to this Section 1(a), has become such inadvertently (including, without limitation, because (A) such Person was unaware that it Beneficially Owned a percentage of the then-outstanding Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Rights Agreement), and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an “Acquiring Person,” as defined pursuant to this Section 1(a), then such Person shall not be deemed to be or to have become an “Acquiring Person” for any purposes of this Agreement.
     (b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act Regulations, as in effect on the date of this Agreement, and to the extent not included within the foregoing clause of this Section 1(b), shall also include, with respect to any Person, any other Person (whether or not a Related Person or an Exempt Person) whose shares of Common Stock would be deemed constructively owned by such first Person, owned by a single “entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or otherwise aggregated with shares owned by such first Person pursuant to the provisions of the Code, or any successor provision or replacement provision, and the Treasury Regulations thereunder, provided, however, that a Person shall not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were directors or officers of the Company.

     (c) A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “Beneficially Own” and to have “Beneficial Ownership” of any securities:
     (i) that such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly (as determined pursuant to Rule 13d-3 of the Exchange Act Regulations as in effect on the date of this Agreement); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own or to have Beneficial Ownership of, any security if the agreement, arrangement, or understanding to vote such security that would otherwise render such Person the Beneficial Owner of such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the Exchange Act Regulations, and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);
     (ii) that such Person or any of such Person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants, or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own or to have Beneficial Ownership of (x) securities tendered pursuant to a tender or exchange offer made in accordance with the Exchange Act Regulations by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (y) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (z) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event if such Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(a) hereof in connection with an adjustment made with respect to any Original Rights; or (B) the right to vote pursuant to any agreement, arrangement, or understanding (except to the extent contemplated by the proviso to subparagraph (i) of this paragraph (c));
     (iii) that are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such Person) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement, or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to subparagraph (i) of this paragraph (c)), or disposing of any such securities; or
     (iv) to the extent not included within the foregoing subparts (i), (ii), or (iii) of this Section 1(c), and notwithstanding anything in this Section 1(c) to the contrary, that such

Person would be deemed to constructively own or that otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the Treasury Regulations thereunder.
          Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding that such Person would be deemed to Beneficially Own hereunder.
     (d) “Board of Directors” shall mean the Board of Directors of the Company or any duly authorized committee thereof.
     (e) “Book Entry” shall mean an uncertificated book entry for the Common Stock.
     (f) “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in New York City, New York are authorized or obligated by law or executive order to close.
     (g) “Certificate of Incorporation” shall mean the Restated Certificate of Incorporation of the Company, as filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on August 3, 1992, as amended by the Certificate of Amendment filed with the Secretary of State on May 5, 1993, the Certificate of Ownership and Merger filed with the Secretary of State on February 26, 1996, the Certificate of Amendment filed with the Secretary of State on April 26, 2002, and the Certificate of Elimination filed with the Secretary of State on August 3, 2009, and together with the Certificate of Designation of the Series B Preferred Stock of the Company adopted contemporaneously with the approval of this Agreement and attached hereto as Exhibit C (the “Certificate of Designation”), as the same may hereafter be amended or restated.
     (h) “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.
     (i) “Code” shall mean the Internal Revenue Code of 1986, as amended.
     (j) “Common Stock” shall have the meaning set forth in the Preamble to this Agreement.
     (k) “Common Equity Interest” when used with reference to any Person other than the Company shall mean the class or series of capital stock (or equity interest) with the greatest voting power (in relation to any other classes or series of capital stock (or equity interest)) of such other Person.
     (l) “Distribution Date” shall have the meaning set forth in Section 3(a).

     (m) “Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b).
     (n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     (o) “Exchange Act Regulations” shall mean the General Rules and Regulations under the Exchange Act.
     (p) “Exchange Ratio” shall have the meaning set forth in Section 24(a).
     (q) “Exempt Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person:
     (i) is the Beneficial Owner of securities on the Rights Dividend Declaration Date representing 4.75% or more of the shares of Common Stock outstanding on the Rights Dividend Declaration Date, provided, however, that any such Person described in this clause (i) shall no longer be deemed to be an Exempt Person and shall be deemed an Acquiring Person if such Person, together with all Affiliates and Associates of such Person (and while such Person, together with the Affiliates and Associates of such Person, continues to be the Beneficial Owner of 4.75% or more of the then outstanding shares of Common Stock) either (A) becomes the Beneficial Owner of additional securities representing one-half of one percent (0.5%) or more of the shares of Common Stock then outstanding or (B) becomes the Beneficial Owner of additional securities and upon acquiring such Beneficial Ownership is, together with such Person’s Affiliates and Associates, the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, except in each case when Beneficial Ownership of such additional securities is a result of (w) a dividend or distribution of shares by the Company made on a pro rata basis to all holders of Common Stock, (x) the issuance of shares by the Company pursuant to a split or subdivision of the outstanding Common Stock, (y) the grant of any equity compensation award (including, without limitation, an equity compensation award in the form of options, warrants, rights, restricted stock, or similar securities) by the Company to such Person if such person is a director, officer, employee, or agent of the Company, or any adjustment to the number of shares of Common Stock represented by such equity compensation award pursuant to the terms thereof, or (z) any unilateral grant of any security by the Company to such Person; or
     (ii) is a Beneficial Owner of 4.75% or more of the shares of Common Stock outstanding (but less than 15% of the shares of Common Stock outstanding) and whose Beneficial Ownership the Board of Directors has determined, in its sole discretion before the time such Person otherwise would have become an Acquiring Person, would not jeopardize or endanger the availability to the Company of its NOLs; provided, however, that if a Person is an Exempt Person solely by reason of this clause (ii), then such Person shall cease to be an Exempt Person if (A) such Person, together with the Affiliates and Associates of such Person, ceases to Beneficially Own 4.75% or more of the shares of the then outstanding Common Stock or (B) the Board of Directors, in its sole discretion, makes a contrary determination about the effect of such Person’s Beneficial Ownership on the availability to the Company of its NOLs.
A purchaser, assignee, or transferee of the shares of Common Stock (or options, rights, or warrants exercisable for Common Stock) from an Exempt Person shall not thereby become an Exempt Person, except that a transferee from the estate of an Exempt Person who receives Common Stock as a bequest or inheritance from an Exempt Person shall be an Exempt Person so long as such Person continues to be the Beneficial Owner of 4.75% or more of the then outstanding shares of Common Stock. For the avoidance of doubt, nothing in this definition of “Exempt Person” is intended to limit the authority of the Board of Directors to redeem the Rights in accordance with Section 23 of this Agreement, to exchange all or part of the then outstanding and exercisable Rights in accordance with Section 24 of this Agreement, to supplement or amend this Agreement in accordance with Section 27 of this Agreement, or to interpret and administer this Agreement in accordance with Section 29 of this Agreement.
     (r) “Exempt Transaction” shall mean any transaction that the Board of Directors determines, in its sole discretion and before the consummation of such transaction, is exempt, which determination shall be irrevocable; provided, however, that the Board of Directors may not exempt any transaction that results in any Person (other than the Company or a Related Person), together with the Affiliates and Associates of such Person, beneficially owning 15% or more of the shares of Common Stock then outstanding. For the avoidance of doubt, nothing in this definition of “Exempt Transaction” is intended to limit the authority of the Board of Directors to redeem the Rights in accordance with Section 23 of this Agreement, to exchange all or part of the then outstanding and exercisable Rights in accordance with Section 24 of this Agreement, to supplement or amend this Agreement in accordance with Section 27 of this Agreement, or to interpret and administer this Agreement in accordance with Section 29 of this Agreement.
     (s) “Expiration Date” has the meaning set forth in Section 7(a).
     (t) “Final Expiration Date” has the meaning set forth in Section 7(a).
     (u) “NOLs” shall mean the Company’s net operating loss carryforwards and shall also include any other tax benefits or attributes that may potentially be subject to the limitations imposed by Section 382 or 383 of the Code and the Treasury Regulations thereunder.
     (v) “Person” shall mean any individual, firm, corporation, partnership (general or limited), limited liability company, limited liability partnership, association, unincorporated organization, trust, or other legal entity, and also (i) any syndicate or group deemed to be a Person under Section 13(d)(5)(b) of the Exchange Act, (ii) any other legal entity, group, or person making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations or otherwise, and (iii) any successor (by merger or otherwise) of any such firm, corporation, partnership (general or limited), limited liability company, limited liability partnership, association, unincorporated organization, trust, or other group or entity.

     (w) “Principal Party” shall have the meaning set forth in Section 13(b).
     (x) “Purchase Price” shall have the meaning set forth in Section 7(b).
     (y) “Record Date” shall have the meaning set forth in the Preamble to this Agreement.
     (z) “Related Person” shall mean (i) any Subsidiary of the Company or (ii) any employee benefit or stock ownership plan of the Company or of any Subsidiary of the Company or any trust or fiduciary holding shares of Common Stock for or pursuant to the terms of any such plan, acting in such capacity.
     (aa) “Right” and “Rights” shall have the meaning set forth in the Preamble to this Agreement.
     (bb) “Rights Certificates” shall have the meaning set forth in Section 3(a).
     (cc) “Rights Dividend Declaration Date” shall have the meaning set forth in the Preamble to this Agreement.
     (dd) “Section 11(a)(ii) Event” shall mean the event described in Section 11(a)(ii) hereof that triggers the adjustment provided in Section 11(a)(ii).
     (ee) “Section 13 Event” shall mean any event described in clause (x), (y), or (z) of Section 13(a) hereof.
     (ff) “Securities Act” shall mean the Securities Act of 1933, as amended.
     (gg) “Series B Preferred Stock” shall mean the Series B Junior Participating Preferred Stock of the Company, no par value, having the voting rights, powers, designations, preferences, and relative, participating, optional, or other special rights and qualifications, limitations, and restrictions set forth in the Certificate of Designation.
     (hh) “Stock Acquisition Date” shall mean the first date of public announcement (including, without limitation, the filing of any report pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.
     (ii) “Subsidiary” shall mean, with reference to any Person, any other Person of which (1) a majority of the voting power of the voting securities or equity interests is Beneficially Owned, directly or indirectly, by such first-mentioned Person or otherwise controlled by such first-mentioned Person, or (2) an amount of voting securities or equity interests sufficient to elect at least a majority of the directors or equivalent governing body of such other Person is Beneficially Owned, directly or indirectly, by such first-mentioned Person, or otherwise controlled by such first-mentioned Person.

     (jj) “Treasury Regulations” shall mean final, temporary, and proposed income tax regulations promulgated under the Code, as amended.
     (kk) “Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event.
     (ll) “Trust” has the meaning set forth in Section 24(d).
     (mm) “Trust Agreement” has the meaning set forth in Section 24(d).
     (nn) “Unit” has the meaning set forth in Section 7(b).
     (oo) “Voting Securities” when used in reference to any Person, shall mean the outstanding capital stock, equity interest, or other voting securities of such Person, in each case entitling the holder thereof (1) to cast votes, in person or by proxy, or to act by written consent, in the election of directors or members of the governing body of such Person (if such person is a corporation or is managed by or under the direction of a governing body performing functions and having obligations similar to those of a corporate board of directors) or (2) to participate in the management and control of such Person (if such Person is not a corporation and is not managed by or under the direction of a governing body performing functions and having obligations similar to those of a corporate board of directors).
     Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 4 hereof, shall prior to the Distribution Date also be holders of Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. With the consent of the Rights Agent, the Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall it be liable for, the acts or omissions of any such co-Rights Agent.
     Section 3. Issue of Rights Certificates. (a) Until the earlier of (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date and (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of a majority of the Board of Directors before such time as any Person becomes an Acquiring Person and of which later date the Company will give the Rights Agent prompt written notice) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary holding Common Stock for, or pursuant to the terms of, any such plan, acting in such capacity) is first published or sent or given within the meaning of Rule 14d-4(a) of the Exchange Act Regulations or any successor rule, if upon consummation thereof such Person, together with the Affiliates and Associates of such Person, would be the Beneficial Owner of shares of Common Stock representing 4.75% or more of the shares of Common Stock then outstanding (including any such date that is after the Rights Dividend Declaration Date and prior to the issuance of the Rights) (the earlier of (i) and (ii) above being the “Distribution Date”):

(x)	the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the balances indicated in the Book Entry account system of the transfer agent for the Common Stock registered in the names of the holders thereof (which Common Stock will also be deemed to represent certificates for Rights) or, in the case of certificated shares, by the certificates for shares of Common Stock registered in the names of the holders of shares of Common Stock as of and subsequent to the Effective Date (which certificates for shares of Common Stock shall be deemed also to be certificates for Rights) and not by separate rights certificates; and

(y)	the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company).
As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent, if so requested, will send) by first-class, insured, postage prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit A (the “Rights Certificates”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. If an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(i) or Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company may make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.
     (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Series B Preferred Stock in substantially the form attached hereto as Exhibit B and which may be appended to certificates that represent shares of Common Stock (hereinafter referred to as the “Summary of Rights”), by first-class, postage prepaid mail, to each record holder of Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by the balances indicated in the Book Entry account system of the transfer agent for the Common Stock, or in the case of certificated shares, by such certificates registered in the names of the holders thereof. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any shares of Common Stock outstanding on the Record Date (whether represented by certificate(s) or evidenced by the balances indicated in the Book Entry account system of the transfer agent for the Common Stock, and in either case regardless of whether a copy of the Summary of Rights is submitted with the surrender or request for transfer), shall also constitute the transfer of the Rights associated with such shares of Common Stock.
     (c) Rights shall, without any further action, be issued in respect of all shares of Common Stock that become outstanding (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date; provided, however, that Rights shall also be issued to the extent provided in

Section 22 hereof. Confirmation and account statements sent to holders of Common Stock for Book Entry form or, in the case of certificated shares, certificates, representing such shares of Common Stock, issued after the Record Date shall bear a legend substantially in the following form:
“This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Stockholders Rights Agreement between Furniture Brands International, Inc. (the “Company”) and American Stock Transfer and Trust Company, LLC (the “Rights Agent”) dated as of August 3, 2009 (the “Rights Agreement”), the terms of which are incorporated herein by reference and a copy of which is on file at the principal office of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights that are Beneficially Owned by any Person who is, was, or becomes an Acquiring Person or any Affiliate or Associate thereof (as such capitalized terms are defined in the Rights Agreement), or specified transferees of such Acquiring Person (or Affiliate or Associate thereof) may become null and void.”
With respect to Common Stock in Book Entry form for which there has been sent a confirmation or account statement containing the foregoing legend, until the earliest of the Distribution Date, the Redemption Date, or the Final Expiration Date, the Rights associated with the Common Stock shall be evidenced by such Common Stock alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any such Common Stock shall also constitute the transfer of the Rights associated with such shares of Common Stock.
After the Record Date but before the earlier of the Distribution Date and the Expiration Date, if, in the case of certificated shares, new certificate(s) representing shares of Common Stock are issued in connection with the transfer, split up, combination, or exchange of certificate(s) representing shares of Common Stock or if new certificate(s) representing shares of Common Stock are issued to replace any certificate(s) that have been mutilated, destroyed, lost, or stolen, then such new certificate(s) shall bear the foregoing legend. With respect to all certificates containing the foregoing legend, until the earlier of the Distribution Date or the Expiration Date, the Rights associated with the shares of Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of the shares of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates. If the Company purchases or acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock that are no longer outstanding.

     Section 4. Form of Rights Certificate. (a) The Rights Certificates (and the forms of election to purchase and of assignment and the certificate to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or any rule or regulation thereunder or with any rule or regulation of any stock exchange upon which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 7, 11, 13, 22, 23, 24, and 27 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Distribution Date and on their face shall entitle the holders thereof to purchase such number of Units of Series B Preferred Stock as shall be set forth therein at the price set forth therein, but the amount and type of securities, cash, or other assets that may be acquired upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.
     (b) Any Rights Certificate issued pursuant hereto that represents Rights Beneficially Owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee prior to or concurrently with the Acquiring Person becoming such and that receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or such Associate or Affiliate) or to any Person with whom such Acquiring Person (or such Associate or Affiliate) has any continuing written or oral agreement, arrangement, or understanding regarding either the transferred Rights, shares of Common Stock, or the Company, or (B) a transfer that the Board of Directors has determined in good faith to be part of a plan, agreement, arrangement, or understanding that has as a primary purpose or effect the avoidance of Section 7(e) hereof shall, upon the written direction of the Board of Directors, contain (to the extent feasible), the following legend:
“The Rights represented by this Rights Certificate are or were Beneficially Owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such capitalized terms are defined in the Stockholders Rights Agreement, dated as of August 3, 2009 (the “Rights Agreement”), by and between Furniture Brands International, Inc. and American Stock Transfer and Trust Company, LLC, as Rights Agent). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.”
     Section 5. Countersignature and Registration. (a) Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, or its Treasurer, shall have affixed thereto the Company’s corporate seal (or a facsimile thereof), and shall be attested by the Company’s Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or by facsimile. Rights Certificates bearing the manual or facsimile signatures of the individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersigning of such Rights Certificates by the Rights Agent or did not hold such offices at the date of such Rights Certificates. No Rights Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose unless there appears on such Rights Certificate a countersignature duly executed by the Rights Agent by manual or facsimile signature of an authorized officer, and such countersignature upon any Rights Certificate shall be conclusive evidence, and the only evidence, that such Rights Certificate has been duly countersigned as required hereunder.
     (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the name and address of each holder of the Rights Certificates, the number of Rights evidenced on its face by each Rights Certificate, and the date of each Rights Certificate.
     Section 6. Transfer, Split Up, Combination, and Exchange of Rights Certificates; Mutilated, Destroyed, Lost, or Stolen Rights Certificates. (a) Subject to the provisions of Sections 4(b), 7(e), and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates (other than Rights Certificates representing Rights that have become null and void pursuant to Section 7(e) hereof, that have been redeemed pursuant to Section 23 hereof, or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined, or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of Units of Series B Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine, or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined, or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and executed the certificate set forth in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Affiliates or Associates thereof as the Company shall reasonably request; whereupon the Rights Agent shall, subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination, or exchange of Rights Certificates.
     (b) If a Rights Certificate shall be mutilated, lost, stolen, or destroyed, upon request by the registered holder of the Rights represented thereby and upon payment to the Company and the Rights Agent of all reasonable expenses incident thereto, there shall be issued, in exchange for and upon cancellation of the mutilated Rights Certificate, or in substitution for the lost, stolen, or destroyed Rights Certificate, a new Rights Certificate, in substantially the form of the prior Rights Certificate, of like tenor and representing the equivalent number of Rights, but, in the case of loss, theft, or destruction, only upon receipt of evidence satisfactory to the Company and the Rights Agent of such loss, theft or destruction of such Rights Certificate and, if requested by the Company or the Rights Agent, indemnity also satisfactory to it.
     Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) Prior to the earlier of (i) the Close of Business on July 30, 2011 (the “Final Expiration Date”), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof or (iii) the time at which the Rights are exchanged as provided in Section 24 hereof (the earlier of (i), (ii), and (iii) being the “Expiration Date”), the registered holder of any Rights Certificate may, subject to the provisions of Sections 7(e), 9(c), and 9(f) hereof, exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price (as hereinafter defined) for the number of Units of Series B Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) for which such surrendered Rights are then exercisable.
     (b) The purchase price for each one one-thousandth of a share of Series B Preferred Stock purchasable upon exercise of a Right shall be $20.00 (as adjusted from time to time as provided in Sections 11 and 13(a) hereof) (the “Purchase Price”). The Purchase Price shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c)(2) below. Each one one-thousandth of a share of Series B Preferred Stock shall be referred to herein as a “Unit” of Series B Preferred Stock.
     (c) (1) Subject to Section 14(b) hereof, following the Distribution Date, the Company may (at the direction of the Board of Directors) deposit with a corporation in good standing organized under the laws of the United States or any State of the United States, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority (the “Depositary Agent”) certificates representing the shares of Series B Preferred Stock that may be acquired upon exercise of the Rights and may cause such Depositary Agent to enter into an agreement pursuant to which the Depositary Agent shall issue receipts representing interests in the shares of Series B Preferred Stock so deposited.
          (2) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price for the Units of Series B Preferred Stock (or, following a Triggering Event, other securities, cash, or other assets, as the case may be) to be purchased thereby as set forth below and an amount equal to any applicable tax or charge required to be paid by the holder of such Rights Certificate in accordance with Section 9 hereof, or evidence satisfactory to the Company of payment of such tax or charge, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i)(A) requisition from any transfer agent of the Series B Preferred Stock certificates representing such number of shares of Series B Preferred Stock (or fractions of shares that are integral multiples of one one-thousandth of a share of Series B Preferred Stock) as are to be purchased and the Company will direct its transfer agent to comply with all such requests, and/or (B) requisition from the Depositary Agent depositary receipts representing such number of Units of Series B Preferred Stock as are to be purchased and the Company will direct the Depositary Agent to comply with all such requests, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or such depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue Common Stock or other securities of the Company, pay cash, and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such Common Stock, other securities, cash, and/or other property is available for distribution by the Rights Agent, if and when necessary to comply with this Agreement. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) may be made in cash or by certified or bank check or money order payable to the order of the Company.
     (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Sections 6 and 14 hereof.
     (e) Notwithstanding anything in this Agreement to the contrary, from and after the time that any Person becomes an Acquiring Person, any Rights Beneficially Owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and who receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or such Associate or Affiliate) has any continuing written or oral agreement, arrangement, or understanding regarding the transferred Rights, shares of Common Stock, or the Company or (B) a transfer that the Board of Directors has determined in good faith to be part of a plan, agreement, arrangement, or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void without any further action, and any holder of such Rights thereafter shall have no rights or preferences whatsoever with respect to such Rights, whether under any provision of this Agreement, the Rights Certificates, or otherwise (including, without limitation, rights and preferences pursuant to Sections 7, 11, 13, 23, and 24 hereof). The Company shall use reasonable efforts to ensure compliance with the provisions of this Section 7(e) and Section 4(b), but neither the Company nor the Rights Agent shall have any liability to any holder of Rights or any other Person as a result of the Company’s failure to make any determination under this Section 7(e) or such Section 4(b) with respect to an Acquiring Person or its Affiliates, Associates, or transferees.
     (f) Notwithstanding anything in this Agreement or any Rights Certificate to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 by such registered holder unless such registered holder shall have (i) completed and executed the certificate following the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Affiliates or Associates thereof as the Company shall reasonably request.
     Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Rights Certificates acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.
     Section 9. Reservation and Availability of Capital Stock. (a) The Company shall at all times prior to the Expiration Date cause to be reserved and kept available out of its authorized but unissued shares of Series B Preferred Stock and/or out of any shares of Series B Preferred Stock held in its treasury (and following the occurrence of a Triggering Event, out of the authorized but unissued shares of such other equity securities of the Company as may be issuable upon exercise of the Rights and/or out of any shares of such securities held in its treasury), the number of shares of Series B Preferred Stock (and following the occurrence of a Triggering Event, the number of shares of such other equity securities of the Company) that, as provided in this Agreement, will be sufficient to permit the full exercise of all outstanding Rights. Upon the occurrence of any events resulting in an increase in the aggregate number of shares of Series B Preferred Stock (or other equity securities of the Company) issuable upon exercise of all outstanding Rights above the number then reserved, the Company shall make appropriate increases in the number of shares so reserved.
     (b) So long as the shares of Series B Preferred Stock (and following the occurrence of a Triggering Event, any other equity securities of the Company) to be issued and delivered upon the exercise of the Rights may be listed on any stock exchange, the Company shall during the period from the Distribution Date through the Expiration Date use its best efforts to cause all securities reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

     (c) The Company shall use its reasonable best efforts (i) either (A) as soon as practicable following the first occurrence of a Section 11(a)(ii) Event and a determination by the Company in accordance with Section 11(a)(iii) hereof, if applicable, of the consideration to be delivered by the Company upon exercise of the Rights, or (B) if so required by law, as soon as required following the Distribution Date (the earliest of (A) and (B) being the “Registration Date”), to file a registration statement on an appropriate form under the Securities Act, with respect to the securities that may be acquired upon exercise of the Rights (the “Registration Statement”); (ii) to cause the Registration Statement to become effective as soon as practicable after such filing; (iii) to cause the Registration Statement to remain effective (and to include a prospectus at all times complying with the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for the securities covered by the Registration Statement and (B) the Expiration Date; and (iv) to take as soon as practicable following the Registration Date such action as may be required to ensure that any acquisition of securities upon exercise of the Rights complies with any applicable state securities or “Blue Sky” laws. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall notify the Rights Agent thereof in writing and shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with written notice thereof to the Rights Agent) at such time as the suspension is no longer in effect, stating that the suspension on the exercisability of the Rights is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction (x) if the requisite qualification in such jurisdiction shall not have been obtained and until a registration statement has been declared effective or (y) if the exercise thereof shall not be permitted under applicable law.
     (d) The Company shall take such action as may be necessary to ensure that all shares of Series B Preferred Stock (and, following the occurrence of a Triggering Event, any other securities that may be delivered upon exercise of Rights) shall be, at the time of delivery of the certificates or depositary receipts for such securities (subject to payment of the Purchase Price), duly and validly authorized and issued, fully paid and non-assessable.
     (e) The Company shall pay when due and payable any and all documentary, stamp, or transfer tax, or other tax or charge, that is payable in respect of the issuance and delivery of the Rights Certificates or the issuance and delivery of any certificates or depository receipts for Series B Preferred Stock (or other equity securities of the Company that may be delivered upon exercise of the Rights) upon the exercise of Rights; provided, however, the Company shall not be required to pay any such tax or charge that may be payable in connection with the issuance or delivery of Units of Series B Preferred Stock, or any certificates or depositary receipts or entries in the Book Entry account system of the transfer agent for such Units of Series B Preferred Stock (or, following the occurrence of a Triggering Event, any other securities, cash or other assets, as the case may be) to any Person other than the registered holder of the Rights Certificates evidencing the Rights surrendered for exercise. The Company shall not be required to issue or deliver any certificates or depositary receipts or entries in the Book Entry account system of the transfer agent for Units of Series B Preferred Stock (or, following the occurrence of a Triggering

Event, any other securities, cash or other assets, as the case may be) to, or in a name other than that of, the registered holder upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax or charge is due.
     (f) The Company shall use its reasonable best efforts, on or prior to the date that is either (A) as soon as practicable following the first occurrence of a Section 11(a)(ii) Event and a determination by the Company in accordance with Section 11(a)(iii) hereof, if applicable, of the consideration to be delivered by the Company upon exercise of the Rights, or (B) if so required by law, as soon as required following the Distribution Date, to obtain any and all regulatory approvals that may be required with respect to the securities purchasable upon exercise of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in the first sentence of this Section 9(f), the exercise of the Rights in order to permit the Company to obtain the necessary regulatory approvals. Upon any such suspension, the Company shall notify the Rights Agent thereof in writing and issue a public announcement stating that the exercise of the Rights has been temporarily suspended, as well as a public announcement (with written notice thereof to the Rights Agent) at such time as the suspension is no longer in effect stating that the suspension on the exercise of the Rights is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable unless and until all required regulatory approvals have been obtained with respect to the securities purchasable upon exercise of the Rights.
     Section 10. Series B Preferred Stock Record Date. Each Person in whose name any certificate or entry in the Book Entry account system of the transfer agent for Units of Series B Preferred Stock (or, following the occurrence of a Triggering Event, other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Units of Series B Preferred Stock (or, following the occurrence of a Triggering Event, other securities) represented thereby on, and such certificate or entry in the Book Entry account system of the transfer agent shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Series B Preferred Stock (or, following the occurrence of a Triggering Event, other securities) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate or entry in the Book Entry account system of the transfer agent shall be dated, the next succeeding Business Day on which the Series B Preferred Stock (or, following the occurrence of a Triggering Event, other securities) transfer books of the Company are open and, provided further, that if delivery of Units of Series B Preferred Stock is delayed pursuant to Section 9(c) hereof, such Persons shall be deemed to have become the record holders of such Units of Series B Preferred Stock only when such Units first become deliverable. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to securities for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of securities covered by each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
     (a) (i) In the event the Company shall at any time after the Rights Dividend Declaration Date (A) declare a dividend on the Series B Preferred Stock payable in shares of Series B Preferred Stock, (B) subdivide the outstanding Series B Preferred Stock, (C) combine the outstanding Series B Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Series B Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares (or fractions thereof) of Series B Preferred Stock or capital stock, as the case may be, issuable on such date upon exercise of the Rights, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares (or fractions thereof) of Series B Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares (or fractions thereof) of capital stock of the Company issuable upon exercise of one Right. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.
          (ii) In the event any Person becomes an Acquiring Person, provision shall be made so that each holder of a Right (except as provided below in Section 11(a)(iii) and in Sections 7(e), 13, and 24 hereof) shall thereafter have the right to receive, upon exercise thereof, at a price equal to the then current Purchase Price multiplied by the number of Units of Series B Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event (such product thereafter being, for all purposes of this Agreement other than Section 13 hereof, the “Purchase Price”), in accordance with the terms of this Agreement, in lieu of the number of Units of Series B Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, such number of shares of Common Stock as shall equal the result obtained by dividing (x) the Purchase Price (as the same has been adjusted pursuant to the foregoing provisions of this Section 11(a)(ii)), by (y) 50% of the then current market price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such first occurrence (such shares of Common Stock being the “Adjustment Shares”).
          (iii) In the event that the number of shares of Common Stock that are authorized by the Company’s Certificate of Incorporation but are not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is insufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exercise of the Rights. In the event that the Company shall, after good faith effort, be unable to take all such actions as may be necessary to authorize such additional shares of Common Stock, then the Company shall issue Common Stock to the extent shares thereof are available in connection with exercise of the Rights and to the extent sufficient shares of Common Stock are not available therefor shall substitute, for each share of Common Stock that would otherwise be issuable upon exercise of a Right, a number of Units of Series B Preferred Shares such that the current per share market price of one Unit of Series B Preferred Stock multiplied by such number of Units is equal (as nearly as possible) to the current per share market price of one share of Common Stock as of the date of issuance of such Units of Series B Preferred Stock. In the event that the number of shares of Common Stock, together with the number of Units of Series B Preferred Stock, that are authorized by the Company’s Certificate of Incorporation but are not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is insufficient to permit the exercise in full of the Rights in accordance with the foregoing provisions of this subparagraph (iii) and subparagraph (ii) of this Section 11(a), then the Company shall take all such action as may be necessary to authorize additional shares of Series B Preferred Stock for issuance upon exercise of the Rights. In the event that the Company shall, after good faith effort, be unable to take all such actions as may be necessary to authorize such additional shares of Common Stock and/or Units of Series B Preferred Stock, then the Company, by the vote of a majority of the Board of Directors, shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of each such Right (the “Current Value”) over (2) the Purchase Price (such excess being the “Spread”), and (B) with respect to each such Right, make adequate provision to substitute for such Adjustment Shares, upon exercise of such Rights and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock, Units of Series B Preferred Stock, and/or other equity securities of the Company, each to the extent permitted by the Company’s Certificate of Incorporation (including, without limitation, shares, or units of shares, of preferred stock that the Board of Directors has deemed to have the same value as shares of Common Stock (the “Preferred Stock Equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by a majority of the Board of Directors, after receiving advice from a nationally recognized investment banking firm; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty days following the first occurrence of a Section 11(a)(ii) Event (for purposes hereof, the “Section 11(a)(iii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, Units of Series B Preferred Stock (to the extent available) and then, if necessary, cash, which shares of Common Stock, Units of Series B Preferred Stock and/or cash shall have an aggregate value equal to the Spread. To the extent that the Company determines that some action need be taken pursuant to this Section 11(a)(iii), the Company shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights. For purposes of this Section 11(a)(iii), the value of a share of Common Stock shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on the Section 11(a)(iii) Trigger Date, the value of a Unit of

Series B Preferred Stock shall be the current market price (as determined pursuant to Section 11(d) hereof) per Unit of Series B Preferred Stock on the Section 11(a)(iii) Trigger Date, and the value of a unit or share, as applicable, of any Preferred Stock Equivalent shall be deemed to have the same value as the Common Stock on such date.
     (b) If the Company shall fix a record date for the issuance of rights, options, or warrants to all holders of any Series B Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five calendar days after such record date) shares of Series B Preferred Stock (or shares having substantially the same rights, privileges, and preferences as shares of Series B Preferred Stock (“Equivalent Preferred Stock”)) or securities convertible into Series B Preferred Stock or Equivalent Preferred Stock at a price per share of Series B Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Series B Preferred Stock or Equivalent Preferred Stock) less than the current market price (as determined pursuant to Section 11(d) hereof) per share of Series B Preferred Stock on such record date, then the Purchase Price with respect to the Series B Preferred Stock to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the sum of the number of shares of Series B Preferred Stock outstanding on such record date plus the number of shares of Series B Preferred Stock that the aggregate offering price of the total number of shares of Series B Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Series B Preferred Stock outstanding on such record date plus the number of additional shares of Series B Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration all or part of which may be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Series B Preferred Stock owned by or held for the account of the Company or any Subsidiary shall not be deemed outstanding for the purpose of such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.
     (c) If the Company shall fix a record date for a distribution to all holders of shares of Series B Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation), evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in shares of Series B Preferred Stock, but including any dividend payable in stock other than Series B Preferred Stock), or subscription rights, options, or warrants (excluding those referred to in Section 11(b) hereof), then, in each case, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Series B Preferred Stock on such record date minus the fair market value (as determined in good faith by a majority of the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding and conclusive for all purposes on the Rights Agent and the holder of the Rights) of the cash, assets, or evidences of indebtedness so to be distributed or of such subscription rights or warrants distributable in respect of a share of Series B Preferred Stock and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) per share of Series B Preferred Stock on such record date. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price that would have been in effect if such record date had not been fixed.
     (d)(i) For the purpose of any computation hereunder, the “current market price” per share of any security, including the Common Stock or any Common Equity Interest, on any date shall be deemed to be the average of the daily closing prices per share of such security for the ten consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, if prior to the expiration of such requisite ten Trading Day period, the issuer announces either (A) a dividend or distribution on such security payable in shares of such security or securities convertible into such shares (other than the Rights), or (B) any subdivision, combination, or reclassification of such shares, then, following the ex-dividend date for such dividend or the record date for such subdivision, as the case may be, the “current market price” for such security shall be properly adjusted to take into account such event. The closing price for each day shall be, if the shares of such security are listed and admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares of such security are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) or such other system then in use, or, if on any such date such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by a majority of the Board of Directors. If on any such date no market maker is making a market in such shares, the fair value of such shares on such date as determined in good faith by a majority of the Board of Directors shall be used. If such shares are not publicly held or not so listed or traded, “current market price” per share shall mean the fair value per share as determined in good faith by a majority of the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term “Trading Day” shall mean, if such shares of such security are listed or admitted to trading on any national securities exchange, a day on which the principal national securities exchange on which such shares are listed or admitted to trading is open for the transaction of business or, if such shares are not so listed or admitted, a Business Day.
          (ii) For the purpose of any computation hereunder, the “current market price” per share of Series B Preferred Stock shall be determined in the same manner as set forth above for Common Stock in clause (i) of this Section 11(d) (other than the fourth sentence thereof). If the current market price per share of Series B Preferred Stock cannot be determined in the manner provided above or if the Series B Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the “current market price” per share of Series B Preferred Stock shall be conclusively deemed to be the “current market price” per share of the Common Stock multiplied by 100 (as such amount may be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend, or any similar transaction with respect to Common Stock occurring after the date of this Agreement). If neither the Common Stock nor the Series B Preferred Stock is publicly held or so listed or traded, “current market price” per share of Series B Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. For all purposes of this Agreement, the “current market price” of a Unit of Series B Preferred Stock shall be equal to the “current market price” of one share of Series B Preferred Stock divided by 100.
     (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or Common Equity Interest or other share or one-millionth of a share of Series B Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that mandates such adjustment or (ii) the Expiration Date.
     (f) If, as a result of an adjustment made pursuant to Sections 11(a)(ii) or 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Series B Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Series B Preferred Stock contained in Sections 11(a), (b), (c), (d), (e), (g), (h), (i), (j), (k), (1), and (m), and the provisions of Sections 7, 9, 10, 13, and 14 hereof with respect to the Series B Preferred Stock shall apply on like terms to any such other shares.
     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Units of Series B Preferred Stock (or other securities or amount of cash or combination thereof) that may be acquired from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
     (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Units of Series B Preferred Stock (calculated to the nearest one ten-thousandth of a Unit) obtained by (i) multiplying (x) the number of Units of Series B Preferred Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
     (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of Units of Series B Preferred Stock that may be acquired upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Units of Series B Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth of a Right) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement, and notify the Rights Agent in writing, of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten days later than the date of such public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.
     (j) Irrespective of any adjustment or change in the Purchase Price or the number of Units of Series B Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Unit and the number of Units of Series B Preferred Stock that was expressed in the initial Rights Certificates issued hereunder.
     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value of the number of Units of Series B Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such fully paid and non-assessable number of Units of Series B Preferred Stock at such adjusted Purchase Price.
     (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (and shall notify the Rights Agent in writing of any such election) until the occurrence of such event the issuance to the holder of any Right exercised after such record date of that number of

Units of Series B Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Units of Series B Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.
     (m) Anything in this Section 11 to the contrary notwithstanding, prior to the Distribution Date, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board of Directors shall determine that any (i) consolidation or subdivision of the Series B Preferred Stock, (ii) issuance wholly for cash of any shares of Series B Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Series B Preferred Stock or securities that by their terms are convertible into or exchangeable for shares of Series B Preferred Stock, (iv) stock dividends, or (v) issuance of rights, options, or warrants referred to in this Section 11, hereafter made by the Company to holders of its Series B Preferred Stock, shall not be taxable to such holders or shall reduce the taxes payable by such holders.
     (n) The Company shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its direct or indirect, wholly-owned Subsidiaries in one or more transactions, each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger, or sale there are any rights, warrants, or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with, or immediately after such consolidation, merger, or sale, the Person that constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have distributed or otherwise transferred to its shareholders or other persons holding an equity interest in such Person Rights previously owned by such Person or any of its Affiliates and Associates; provided, however, this Section 11(n) shall not affect the ability of any Subsidiary of the Company to consolidate with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company.
     (o) After the Distribution Date and so long as any Rights shall then be outstanding (other than Rights that have become null and void pursuant to Section 7(e) hereof), the Company shall not, except as permitted by Sections 23, 24, and 27 hereof, take (or permit any Subsidiary of the Company to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

     (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Effective Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide any outstanding shares of Common Stock, (iii) combine any of the outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination, or reclassification is effected. If an event occurs that would require an adjustment under Section 11(a)(ii) and this Section 11(p), the adjustments provided for in this Section 11(p) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii).
     Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts and computations accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Series B Preferred Stock and the Common Stock, a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, each registered holder of shares of Common Stock) in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless and until it shall have received such a certificate.
     Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.
     (a) At any time after a Person has become an Acquiring Person, in the event that, directly or indirectly, either (x) the Company shall consolidate with, or merge with and into, any other Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving entity of such consolidation or merger, (y) any Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving entity of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be converted into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) to any Person or Persons (other than the Company or any of its direct or indirect, wholly-owned Subsidiaries in one or more transactions, each of which complies with Section 11(o) hereof), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) (any such event described in (x), (y), or (z) being herein referred to as a “Section 13 Event”); then, and in each such case, proper provision shall be made so that:
     (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price multiplied by the number of Units of Series B Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Units of Series B Preferred Stock, such number of validly authorized and issued, fully paid, and non-assessable shares of Common Equity Interest of the Principal Party (which shares shall not be subject to any liens, encumbrances, rights of first refusal, transfer restrictions, or other adverse claims) as shall be equal to the result obtained by (1) multiplying such then current Purchase Price by the number of Units of Series B Preferred Stock for which such Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such Units of Series B Preferred Stock for which a Right would be exercisable hereunder but for the occurrence of such Section 11(a)(ii) Event by the Purchase Price that would be in effect hereunder but for such first occurrence) and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be the “Purchase Price” for all purposes of this Agreement) by 50% of the then current market price (determined pursuant to Section 11(d) hereof) per share of the Common Equity Interest of such Principal Party on the date of consummation of such Section 13 Event.;
     (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;
     (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event;
     (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Equity Interest) in connection with the consummation of any such transaction as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, to its shares of Common Equity Interest thereafter deliverable upon the exercise of the Rights; and
     (v) the provisions of Section 11(a)(ii) hereof shall be of no further effect following the first occurrence of any Section 13 Event, and the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in this Section 13.

     (b) “Principal Party” shall mean:
     (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), (A) the Person (including the Company as successor thereto or as the surviving entity) that is the issuer of any securities or other equity interests into which             shares of Common Stock are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of Common Equity Interest that has the highest aggregate current market price (determined pursuant to Section 11(d) hereof) and (B) if no securities or other equity interests are so issued, the Person (including the Company as successor thereto or as the surviving entity) that is the other constituent party to such merger or consolidation, or, if there is more than one such Person, the Person that is a constituent party to such merger or consolidation, the Common Equity Interest of which has the highest aggregate current market price (determined pursuant to Section 11(d) hereof); and
     (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the largest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person that has received assets or earning power pursuant to such transaction or transactions, the Common Equity Interest of which has the highest aggregate current market price (determined pursuant to Section 11(d) hereof);
provided, however, that in any such case, (1) if the Common Equity Interest of such Person is not at such time and has not been continuously over the preceding twelve-month period registered under Section 12 of the Exchange Act (“Registered Common Equity Interest”), and such Person is a direct or indirect Subsidiary of another Person that has Registered Common Equity Interest outstanding, “Principal Party” shall refer to such other Person; (2) if the Common Equity Interest of such Person is not Registered Common Equity Interest, and such Person is a direct or indirect Subsidiary of another Person (other than an individual), but is not a direct or indirect Subsidiary of another Person that has Registered Common Equity Interest outstanding, “Principal Party” shall refer to the ultimate parent entity of such first-mentioned Person; (3) if the Common Equity Interest of such Person is not Registered Common Equity Interest, and such Person is directly or indirectly controlled by more than one Person, and one or more of such other Persons has Registered Common Equity Interest outstanding, “Principal Party” shall refer to whichever of such other Persons is the issuer of the Registered Common Equity Interest having the highest aggregate current market price (determined pursuant to Section 11(d) hereof); and (4) if the Common Equity Interest of such Person is not Registered Common Equity Interest, and such Person is directly or indirectly controlled by more than one Person (one or more of which is a Person other than an individual), and none of such other Persons has Registered Common Equity Interest outstanding, “Principal Party” shall refer to whichever ultimate parent entity is the corporation having the greatest stockholders’ equity or, if no such ultimate parent entity is a corporation, shall refer to whichever ultimate parent entity is the entity having the greatest net assets.
     (c) The Company shall not consummate any Section 13 Event unless the Principal Party shall have a sufficient number of authorized shares of its Common Equity Interest that have not been issued (or reserved for issuance) or that are held in its treasury to permit the exercise in full of the Rights in accordance with this Section 13, and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that the Principal Party shall use its best efforts to:
     (i) (A) prepare and file on an appropriate form, as soon as practicable following the execution of such agreement, a registration statement under the Securities Act with respect to the shares of Common Equity Interest that may be acquired upon exercise of the Rights, (B) cause such registration statement to remain effective (and to include a prospectus at all times complying with the requirements of the Securities Act) until the Expiration Date, and (C) take such action as may be required to ensure that any acquisition of such shares of Common Equity Interest upon the exercise of the Rights complies with any applicable state security or “Blue Sky” laws as soon as practicable following the execution of such agreement;
     (ii) as soon as practicable after the execution of such agreement, deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and
     (iii) obtain any and all regulatory approvals as may be required with respect to the shares of Common Equity Interest securities that may be acquired upon exercise of the Rights.
     (d) In case the Principal Party that is to be a party to a transaction referred to in this Section 13 has at the time of such transaction, or immediately following such transaction will have, a provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its affairs, or any other agreements or arrangements, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Equity Interest of such Principal Party at less than the then current market price per share (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Equity Interest of such Principal Party at less than such then current market price (other than to holders of Rights pursuant to this Section 13); (ii) providing for any special payment, tax, or similar provisions in connection with the issuance of the Common Equity Interest of such Principal Party pursuant to the provisions of Section 13; or (iii) otherwise eliminating or substantially diminishing the benefits intended to be afforded by the Rights in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13; then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the

Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived, or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.
     (e) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).
     Section 14. Fractional Rights; Fractional Shares; Waiver. (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the Persons to which such fractional Rights would otherwise be issuable, an amount in cash equal to such fraction of the market value of a whole Right. For purposes of this Section 14(a), the market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date that such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be, if the Rights are listed or admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used and such determination shall be described in a statement filed with the Rights Agent and delivered to the holders of the Rights, which shall be conclusive for all purposes.
     (b) The Company shall not be required to issue fractions of shares of Series B Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Series B Preferred Stock) upon exercise of the Rights or to distribute certificates or make any entries in the Book Entry account system of the transfer agent that evidence such fractional shares of Series B Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Series B Preferred Stock). Subject to Section 7(c)(1) hereof, fractions of shares of Series B Preferred Stock in integral multiples of one one-thousandth of a share of Series B Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a Depositary Agent selected by it; provided, however, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges, and preferences to which they are entitled as Beneficial Owners of the shares of Series B Preferred Stock represented by such depositary receipts. In lieu of such fractional shares of Series B Preferred Stock that are not integral multiples of one one-thousandth of a share, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the then current market price of a share of Series B Preferred Stock on the day of exercise, determined in accordance with Section 11(d) hereof.
     (c) The holder of a Right, by the acceptance of the Right, expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.
     Section 15. Rights of Action. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of shares of Common Stock); and any registered holder of a Rights Certificate (or, prior to the Distribution Date, any registered holder of shares of Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, any registered holder of shares of Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.
     Section 16. Agreement of Rights Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
     (a) prior to the Distribution Date, the Rights will be evidenced by the balances indicated in the Book Entry account system of the transfer agent for the Common Stock registered in the names of the holders of Common Stock (which Common Stock shall also be deemed to represent certificates for Rights) or, in the case of certificated shares, the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for shares of Common Stock shall also constitute certificates for Rights) and each Right will be transferable only in connection with the transfer of Common Stock;
     (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates duly executed;
     (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated balance indicated in the Book Entry account system of the transfer agent for the Common Stock, or in the case of certificated shares, by the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated balance indicated in the Book Entry account system of the transfer agent for the Common Stock, or in the case of certificated shares, by the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be affected by any notice to the contrary; and
     (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment, or ruling issued by a court of competent jurisdiction or by a governmental, regulatory, or administrative agency or commission, or any statute, rule, regulation, or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree, judgment, or ruling lifted or otherwise overturned as promptly as practicable.
     Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of shares of Series B Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, except as provided in Section 25 hereof, to receive notice of meetings or other actions affecting shareholders, or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.
     Section 18. Concerning the Rights Agent. (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses, including reasonable fees and disbursements of counsel and other reasonable disbursements, incurred in the preparation, delivery, amendment, administration, or execution of this Agreement and the acceptance, administration, exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost, or expense (including, without limitation, the reasonable fees and disbursements of counsel), incurred without negligence, bad faith, or willful misconduct on the part of the Rights Agent, for any action taken, suffered, or omitted by the Rights Agent in connection with the acceptance, administration, exercise, and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability hereunder.
     (b) The Rights Agent shall be authorized and protected and shall incur no liability for, or in respect of any action taken, suffered, or omitted by it in connection with, its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Rights Certificate or certificate for shares of Series B Preferred Stock or any balance indicated in the Book Entry account system of the transfer agent or for other capital stock or securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to have been signed, executed and, where necessary, verified or acknowledged by the proper Person or Persons.
     (c) The provisions of this Section 18 and Section 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights, and the resignation, replacement, or removal of the Rights Agent.
     Section 19. Merger or Consolidation or Change of Name of Rights Agent. (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust or shareholder services businesses of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.
     (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.
     Section 20. Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations imposed by this Agreement, upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:
     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to, and the Rights Agent shall incur no liability for or in respect of, any action taken, suffered, or omitted by the Rights Agent in good faith and in accordance with such advice or opinion.

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of an Acquiring Person and the determination of “current market price”) be proved or established by the Company prior to the Rights Agent taking, suffering, or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be specified herein) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary of the Company and delivered to the Rights Agent, and such certificate shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability, for or in respect of any action taken, suffered, or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.
     (c) The Rights Agent shall be liable hereunder to the Company or any other Person only for its own negligence, bad faith, or willful misconduct. Anything herein to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential, or incidental loss or damage of any kind whatsoever (including but not limited to lost profits).
     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.
     (e) The Rights Agent shall not have any responsibility for the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or for the validity or execution of any Rights Certificate (except its countersignature thereon); nor shall it be responsible for any breach by the Company of any covenant or failure by the Company to satisfy conditions contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including Rights becoming void pursuant to Section 7(e) hereof) or any adjustment in the terms of the Rights required under the provisions of Sections 11, 13, 23, or 24 hereof or for the manner, method, or amount of any such change or adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt by the Rights Agent of the certificate describing any such adjustment contemplated by Section 12); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Series B Preferred Stock or any other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Series B Preferred Stock or any other securities will, when so issued, be validly authorized and issued, fully paid and non-assessable.
     (f) The Company shall perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further acts, instruments, and assurances as may reasonably be required by the Rights Agent for the performance by the Rights Agent of its duties under this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent, and the Rights Agent shall not be liable for or in respect of any action taken, suffered, or omitted by it in good faith in accordance with instructions of any such officer.
     (h) The Rights Agent and any shareholder, affiliate, director, officer, or employee of the Rights Agent may buy, sell, or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer, or employee from acting in any other capacity for the Company or for any other Person.
     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers, and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect, or misconduct, absent gross negligence, bad faith, or willful misconduct of the Rights Agent in the selection and continued employment thereof.
     (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights hereunder if the Rights Agent shall have reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
     (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been completed, has not been signed, or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company. If such certificate has been completed and signed and shows a negative response to clauses 1 and 2 of such certificate, unless previously instructed otherwise in writing by the Company (which instructions may impose on the Rights Agent additional ministerial responsibilities, but no discretionary responsibilities), the Rights Agent may assume without further inquiry that the Rights Certificate is not owned by a person described in Section 4(b) or Section 7(e) hereof and shall not be charged with any knowledge to the contrary.
     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty days’ prior notice in writing mailed to the Company, and to each transfer agent of the Series B Preferred Stock and the Common Stock, by registered or certified mail, in which case the Company shall give or cause to be given written notice to the registered holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty days’ prior notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Series B Preferred Stock and the Common Stock, by registered or certified mail, and to the registered holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or any state of the United States, in good standing, shall be authorized under such laws to exercise corporate trust, stock transfer, or shareholder services powers, shall be subject to supervision or examination by federal or state authorities, and shall have at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Series B Preferred Stock and the Common Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates by first-class mail. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent.
     Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or the Rights Certificates to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by a majority of the Board of Directors to reflect any adjustment or change made in accordance with the provisions of this Agreement in the Purchase Price or the number or kind or class of shares or other securities or property that may be acquired under the Rights Certificates. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.
     Section 23. Redemption. (a) The Board of Directors may, within its sole discretion, at any time prior to the earlier of (i) such time as any Person becomes an Acquiring Person and (ii) the Final Expiration Date, redeem all, but not less than all, of the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, reverse stock split, stock dividend, or similar transaction occurring after the date hereof (such redemption price, as adjusted, being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Board of Directors pursuant to this paragraph (a) may be made effective at such time, on such basis, and with such conditions as the Board of Directors in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the current market price (determined pursuant to Section 11(d) hereof) of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.
     (b) Immediately upon the action of the Board of Directors ordering the redemption of Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right held. The Company shall promptly give (i) written notice to the Rights Agent of any such redemption and (ii) public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire, or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, or other than in connection with the purchase of shares of Common Stock or the conversion or redemption of shares of Common Stock in accordance with the applicable provisions of the Certificate of Incorporation prior to the Distribution Date.
     Section 24. Exchange. (a) The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Acquiring Person, together with all Affiliates and Associates of such Acquiring Person, becomes the Beneficial Owner of shares of Common Stock representing 50% or more of the shares of Common Stock then outstanding.

From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a).
     (b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give (i) written notice to the Rights Agent of any such exchange and (ii) public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.
          (c) If there are not sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights. If the Company, after good faith effort, is unable to take all such action as may be necessary to authorize such additional shares of Common Stock, the Company shall substitute Units of Series B Preferred Stock (or Equivalent Preferred Stock) for Common Stock exchangeable for Rights, at the initial rate of one Unit of Series B Preferred Stock (or Equivalent Preferred Stock) for each share of Common Stock, as appropriately adjusted to reflect stock splits, stock dividends, and other similar transactions after the date hereof.
          (d) Upon declaring an exchange pursuant to this Section 24, or as promptly as reasonably practicable thereafter, the Board may direct the Company to enter into a Trust Agreement (the “Trust Agreement”) in substantially the form attached hereto as Exhibit D. If the Board so directs the Company to enter into the Trust Agreement, at the Exchange Effective Time (as defined in the Trust Agreement), the Company shall issue to the trust created by the Trust Agreement (the “Trust”) all of the shares of Common Stock and other securities, if any, distributable pursuant to the Exchange (which, for the avoidance of doubt, shall not include any shares or other securities distributed pursuant to the Initial Distribution (as defined in the Trust Agreement)), along with any dividends or distributions made on such shares or other securities after the Exchange Effective Time (as defined in the Trust Agreement), and all stockholders entitled to distribution of such shares or other securities (and any dividends or distributions made thereon after the Exchange Effective Time (as defined in the Trust Agreement)) shall be entitled to receive a distribution of such shares or other securities (and any dividends or distributions made thereon after the Exchange Effective Time (as defined in the Trust Agreement)) from the

Trust solely upon compliance with all relevant terms and provisions of the Trust Agreement.
     Section 25. Notice of Certain Events. (a) If the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class or series to the holders of Series B Preferred Stock or to make any other distribution to the holders of Series B Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company); (ii) to offer to the holders of Series B Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Series B Preferred Stock or shares of stock of any class or any other securities, rights or options; (iii) to effect any reclassification of Series B Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Series B Preferred Stock); (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof); or (v) to effect the liquidation, dissolution or winding up of the Company; then, in each such case, the Company shall give to each registered holder of a Rights Certificate, to the extent feasible, and to the Rights Agent in accordance with Section 26 hereof, a written notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Series B Preferred Stock if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the shares of Series B Preferred Stock for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Series B Preferred Stock whichever shall be the earlier; provided, however, that no such action shall be taken pursuant to this Section 25(a) that will or would conflict with any provision of the Certificate of Incorporation; provided further, that no such notice shall be required pursuant to this Section 25, if any Subsidiary of the Company effects a consolidation or merger with or into, or effects a sale or other transfer of assets or earnings power to, any other Subsidiary of the Company.
     (b) If any of the events set forth in Section 11(a)(ii) hereof shall occur, then, in any such case, (i) the Company shall, as soon as practicable thereafter, give to each holder of a Rights Certificate, to the extent feasible, and to the Rights Agent in accordance with Section 26 hereof, a written notice of the occurrence of such event, which notice shall describe such event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding Section 25(a) to Series B Preferred Stock shall be deemed to refer, if appropriate, to any other securities that may be acquired upon exercise of a Right.
     (c) If any Section 13 Event shall occur, then the Company shall, as soon as practicable thereafter, give to each registered holder of a Rights Certificate, to the extent feasible, and to the Rights Agent in accordance with Section 26 hereof, a written notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 13(a) hereof.
     Section 26. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile, telegram or cable) and mailed or sent or delivered, if to the Company, at its address at:
Furniture Brands International, Inc.
1 N. Brentwood Boulevard
St. Louis, Missouri 63105
Attention: General Counsel
And if to the Rights Agent, at its address at:
American Stock Transfer and Trust Company, LLC
59 Maiden Lane
New York, New York 10038
Attention: Corporate Trust Department
Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, the registered holder of any shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company or the Rights Agent, as the case may be.
     Section 27. Supplements and Amendments. Except as otherwise provided in this Section 27, the Company, by action of the Board of Directors, may from time to time and in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement in any respect without the approval of any holders of Rights, including, without limitation, in order to (a) cure any ambiguity, (b) correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (c) shorten or lengthen any time period hereunder, (d) otherwise change, amend, or supplement any provisions hereunder in any manner that the Company may deem necessary or desirable; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be supplemented or amended in any manner that would adversely affect the interests of the holders of Rights (other than Rights that have become null and void pursuant to Section 7(e) hereof) as such or cause this Agreement to become amendable other than in accordance with this Section 27. Without limiting the foregoing, the Company, by action of the Board of Directors, may at any time before any Person becomes an Acquiring Person amend this Agreement to make the provisions of this Agreement inapplicable to a particular transaction by which a Person might otherwise become an Acquiring Person or to otherwise alter the terms and conditions of this Agreement as they may apply with respect to any such transaction. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided that any supplement or amendment that does not amend Section 18, Section 19, Section 20, Section 21, or this Section 27 in a manner adverse to the Rights Agent shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent.
Notwithstanding anything contained in this Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement.
Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.
     Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
     Section 29. Determinations and Actions by the Board of Directors. Except as otherwise specifically provided herein, the Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company hereunder, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power (i) to interpret the provisions of this Agreement, and (ii) to make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights in accordance with Section 23, to exchange or not exchange the rights in accordance with Section 24, to amend or not amend this Agreement in accordance with Section 27, and to determine whether a Person should or should not be an Exempt Person or whether a transaction should or should not be an Exempt Transaction). All such actions, calculations, interpretations, and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors shall (x) be final, conclusive, and binding on the Company, the Rights Agent, the holders of the Rights, and all other parties, and (y) not subject the Board of Directors or any member thereof to any liability to the holders of the Rights.
     Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Common Stock).
     Section 31. Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 32. Governing Law. This Agreement, each Right, and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.
     Section 33. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.
     Section 34. Descriptive Headings. The headings contained in this Agreement are for descriptive purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
[Signature Page To Follow On Next Page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first above written.

ATTEST:			FURNITURE BRANDS INTERNATIONAL, INC.

By	/s/ Meredith M. Graham		By	/s/ Jon D. Botsford

	Name:	Meredith M. Graham		Name:	Jon D. Botsford
	Title:	Deputy General Counsel		Title:	Senior Vice President, General Counsel & Corporate Secretary

ATTEST:			AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC

By	/s/ Susan Silber		By	/s/ Herbert J. Lemmer

	Name:	Susan Silber		Name:	Herbert J. Lemmer
	Title:	Assistant Secretary		Title:	Vice President

Exhibit A

Certificate No.	Rights
NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS DEFINED IN THE STOCKHOLDERS RIGHTS AGREEMENT REFERRED TO BELOW). THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN THE RIGHTS AGREEMENT), RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS DEFINED IN THE RIGHTS AGREEMENT) OR BY THEIR AFFILIATES OR ASSOCIATES (AS DEFINED IN THE RIGHTS AGREEMENT) OR, IN CERTAIN CIRCUMSTANCES, BY TRANSFEREES OF SUCH ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES MAY BECOME NULL AND VOID.
RIGHTS CERTIFICATE
FURNITURE BRANDS INTERNATIONAL, INC.
          This certifies that                     , or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms and conditions of the Stockholders Rights Agreement dated as of August 3, 2009 (the “Rights Agreement”) between Furniture Brands International, Inc., a Delaware corporation (the “Company”), and American Stock Transfer and Trust Company, LLC, a New York limited liability trust company, as Rights Agent (which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Distribution Date and prior to the Expiration Date at the office of the Rights Agent, one one-thousandth of a fully paid and non-assessable share of Series B Junior Participating Preferred Stock, no par value, of the Company (the “Series B Preferred Stock”), at the Purchase Price initially of $20.00 per one one-thousandth share (each such one one-thousandth of a share being a “Unit”) of Series B Preferred Stock, upon presentation and surrender of this Rights Certificate with the Election to Purchase and related certificate duly executed. The number of Rights evidenced by this Rights Certificate as set forth above, the number of Units that may be purchased upon exercise thereof as set forth above, and the Purchase Price per Unit as set forth above shall be subject to adjustment in certain events as provided in the Rights Agreement. Terms defined in the Rights Agreement are used herein with the same meaning unless otherwise defined herein.
          Upon the occurrence of a Section 11(a)(ii) Event or Section 13 Event, if the Rights evidenced by this Rights Certificate are beneficially owned by an Acquiring Person or an Affiliate or Associate of any such Acquiring Person or, under certain circumstances described in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event or Section 13 Event.
          In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase capital stock of an entity other than the Company or receive common stock, cash or other assets of an entity other than the Company, all as provided in the Rights Agreement.
          This Rights Certificate is subject to all of the terms and conditions of the Rights Agreement applicable to a Right, which terms and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are available from the Company upon written request.
          This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.
          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company under certain circumstances at its option at a redemption price of $0.001 per Right, payable at the Company’s option in cash or other securities or property of the Company, subject to adjustment for certain events as provided in the Rights Agreement.
          The Company is not required to issue fractional shares of Series B Preferred Stock upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one one-thousandth of a share of Series B Preferred Stock), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.
          No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Series B Preferred Stock or of any other securities that may at any time be issuable upon the exercise hereof; nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

          This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.
          WITNESS the signature of the proper officers of the Company and its corporate seal.
Dated as of

ATTEST:		FURNITURE BRANDS INTERNATIONAL, INC.

By		By

	Name:		Name:
	Title:		Title:

Countersigned:

AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC as Rights Agent

By	Name:
Title:

[Reverse Side of Rights Certificate]
FORM OF ASSIGNMENT
(To be executed by the registered
holder if such holder desires
to transfer the Rights Certificate.)
FOR VALUE RECEIVED
hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                      Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.
Dated:

Signature
Signature Guaranteed:

CERTIFICATE
          The undersigned hereby certifies by checking the appropriate boxes that:
          (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and
          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:	Signature
Signature Guaranteed:

NOTICE
          The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.
          Signatures must be guaranteed by an approved eligible financial institution acceptable to the Rights Agent in its sole discretion or by a participant in the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Program.
          In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

FORM OF ELECTION TO PURCHASE
(To be executed if the registered
holder desires to exercise
Rights represented by the Rights Certificate)
To: FURNITURE BRANDS INTERNATIONAL, INC.
          The undersigned hereby irrevocably elects to exercise                      Rights represented by this Rights Certificate to purchase the Units of Series B Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person or such other property as may be issuable upon the exercise of the Rights) and requests that certificates for such Units of Series B Preferred Stock (or such other securities of the Company or of any other person or such other property as may be issuable upon the exercise of the Rights) be issued in the name of and delivered to:

(Please print name and address)

Please insert social security or other identifying number:
          If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

(Please print name and address)

Please insert social security or other identifying number:
Dated:

Signature
Signature Guaranteed:

CERTIFICATE
          The undersigned hereby certifies by checking the appropriate boxes that:
          (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not beneficially owned by an Acquiring Person or an Affiliate or an Associate thereof (as defined in the Rights Agreement); and
          (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.

Dated:	Signature
Signature Guaranteed:

NOTICE
          The signature in the foregoing Election to Purchase and Certificate must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.
          Signatures must be guaranteed by an approved eligible financial institution acceptable to the Rights Agent in its sole discretion or by a participant in the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Program.
          In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

Exhibit B
SUMMARY OF RIGHTS TO PURCHASE
SERIES B JUNIOR PARTICIPATING PREFERRED STOCK
          Effective August 3, 2009, the Board of Directors of Furniture Brands International, Inc. (the “Company”) declared a distribution of one Right (a “Right”) for each outstanding share of Common Stock, no par value (the “Common Stock”), to stockholders of record at the close of business on August 13, 2009, (the “Record Date”) and for each share of Common Stock issued (including shares distributed from Treasury) by the Company thereafter and prior to the Distribution Date (as described below and defined in the Rights Agreement). Each Right entitles the registered holder, subject to the terms of the Rights Agreement (as defined below), to purchase from the Company one one-thousandth of a share (a “Unit”) of Series B Junior Participating Preferred Stock, no par value (the “Series B Preferred Stock”), at a Purchase Price of $20.00 per Unit, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in a Rights Agreement between the Company and American Stock Transfer and Trust Company, LLC, as Rights Agent (the “Rights Agreement”).
          Copies of the Rights Agreement and the Certificate of Designation for the Series B Preferred Stock (the “Certificate of Designation”) have been filed with the Securities and Exchange Commission as exhibits to a Registration Statement on Form 8-A dated August 4, 2009 and a Current Report on Form 8-K dated August 4, 2009 (respectively, the “Form 8-A” and “Form 8-K”). Copies of the Rights Agreement and the Certificate of Designation are available free of charge from the Company. This summary description of the Rights and of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Rights Agreement and the Certificate of Designation, including the definitions therein of certain terms, which Rights Agreement and Certificate of Designation are incorporated herein by reference. Capitalized terms herein and defined in the Rights Agreement and not otherwise defined herein shall have the meaning set forth in the Rights Agreement.
The Rights Agreement
          Initially, no separate Rights Certificates will be distributed and instead the Rights will attach to all certificates representing shares of outstanding Common Stock, or, with respect to Common Stock in book entry form, to the outstanding shares of Common Stock evidenced by the balances indicated in the book entry account system of the transfer agent for the Common Stock. The Rights will separate from the Common Stock and the “Distribution Date” will occur upon the earlier of (i) ten Business Days following a public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person,” or (ii) ten Business Days (or such later date as may be determined by the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer that would result in a person or group of affiliated and associated persons beneficially owning 4.75% or more of the shares of Common Stock then outstanding. Until the Distribution Date, (i) the Rights will be evidenced by the balances indicated in the book entry account system of the transfer agent for the Common Stock registered in the names of the holders thereof or, in the case of certificated shares, by Common Stock certificates, and will be transferred with and only with such underlying shares of Common Stock, (ii) confirmation and account statements sent to holders of Common Stock in book entry form or, in the case of certificated shares, certificates, representing such shares of Common Stock, issued after the Record Date (including shares distributed from Treasury) will contain a notation incorporating the Rights Agreement by reference, and (iii) the transfer of any shares of outstanding Common Stock will also constitute the transfer of the Rights associated with such shares of Common Stock.
          As used in the Rights Agreement, an “Acquiring Person” means a person or group of affiliated or associated persons that has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 4.75% or more of the shares of Common Stock then outstanding. The following, however, are not Acquiring Persons: (A) the Company, its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, or any entity holding shares of Common Stock pursuant to the terms of any such plan; or (B) an “Exempt Person” (as described below and defined in the Rights Agreement). Moreover, no person or affiliated persons will be deemed to be an Acquiring Person as a result of the following: (1) an acquisition of Common Stock by the Company, which, by reducing the number of shares of Common Stock outstanding, increases the percentage of the shares of Common Stock that such person, or group of affiliated or associated persons, beneficially owns to 4.75% or more of the shares of Common Stock then outstanding, (2) the grant of any equity compensation award to such person if such person is a director, officer, employee, or agent of the Company, or any adjustment to the number of shares of Common Stock represented by such equity compensation award pursuant to the terms thereof, (3) any unilateral grant of any security by the Company to such person, or (4) an “Exempt Transaction” (as described below and defined in the Rights Agreement). Notwithstanding the foregoing, a person, or group of affiliated or associated persons or group of affiliated or associated persons, who would be considered an Acquiring Person but for the exceptions in (1) through (4) in the foregoing sentence, will nonetheless be considered an Acquiring Person if such person, or group of affiliated or associated persons, continues to hold 4.75% or more of the shares of Common Stock outstanding and becomes the beneficial owner of additional shares of Common Stock, subject to certain exceptions described in the Rights Agreement. Moreover, if the Board of Directors of the Company determines that a person, or group of affiliated persons, who would otherwise be an Acquiring Person, has become so inadvertently (either because such person, or group of persons, was unaware that it beneficially owned the requisite percentage of outstanding Common Stock or because it had no actual knowledge of the consequences of such beneficial ownership under the Rights Agreement), and such person, or group of affiliated or associated persons, promptly divests a sufficient number of shares of Common Stock so that it would no longer be an Acquiring Person, then such person or group of affiliated or associated persons shall not be deemed to be or to have become an Acquiring Person for any purposes of the Rights Agreement.

2

          An “Exempt Person” is a person, or group of affiliated or associated persons, who (1) beneficially owns 4.75% or more of the shares of Common Stock outstanding on the date the Board of Directors of the Company declares the distribution of Rights to holders of the Common Stock, provided, however, that such person or persons will no longer be an Exempt Person if such person or persons (a) acquires beneficial ownership of additional securities representing 0.5% or more of the shares of Common Stock then outstanding, or (b) acquires beneficial ownership of additional securities, and upon such acquisition, becomes, together with all affiliated or associated persons, the beneficial owner of 15% or more of the shares of Common Stock then outstanding, subject to certain exceptions described in the Rights Agreement; or (2) beneficially owns 4.75% or more, but less than 15%, of the shares of Common Stock outstanding, and whose beneficial ownership of 4.75% or more of shares of the Common Stock then outstanding the Board of Directors of the Company determines would not endanger the availability of the Company’s NOLs, subject to certain exceptions described in the Rights Agreement.
          An “Exempt Transaction” is a transaction that the Board of Directors of the Company determines should not cause a person or group of affiliated or associated persons to become an Acquiring Person, except that the Board of Directors of the Company may not determine that any transaction that results in a person or group of affiliated or associated persons beneficially owning 15% or more of the shares of Common Stock is an Exempt Transaction.
          The Rights are not exercisable until the Distribution Date and will expire at the Close of Business on July 30, 2011 unless earlier redeemed or exchanged by the Company as described below.
          As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common Stock as of the Close of Business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.
          In the event that a person or group of affiliated or associated persons becomes an Acquiring Person, then each holder of a Right will thereafter have the right to receive, upon exercise, shares of Common Stock (or, in certain circumstances, Units of Series B Preferred Stock, other securities, cash, property, or a combination thereof) having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price multiplied by the number of Units of Series B Preferred Stock issuable upon exercise of a Right prior to the events described in this paragraph.
          Notwithstanding any of the foregoing, following the time any person or group becomes an Acquiring Person, all Rights that are, or under certain circumstances specified in the Rights Agreement were, beneficially owned by any Acquiring Person or its Affiliates or Associates will be null and void.
          In the event that, at any time after a person or group becomes an “Acquiring Person,” (i) the Company is acquired in a merger or other business combination with another

3

company and the Company is not the surviving corporation, (ii) another company consolidates or merges with the Company and all or part of the Common Stock is converted or exchanged for other securities, cash, or property, or (iii) 50% or more of the consolidated assets or earning power of the Company and its subsidiaries is sold or transferred to another company, then each holder of a Right (except Rights that previously have been voided as described above) shall thereafter have the right to receive, upon exercise, common stock or other equity interest of the ultimate parent of such other company having a value equal to two times the exercise price of the Right.
          The Purchase Price payable, and the number of Units of Series B Preferred Stock (or other securities, as applicable) issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series B Preferred Stock, (ii) if holders of the Series B Preferred Stock are granted certain rights or warrants to subscribe for Series B Preferred Stock or convertible securities at less than the current market price of the Series B Preferred Stock, or (iii) upon the distribution to the holders of the Series B Preferred Stock of evidences of indebtedness, cash or assets (excluding regular quarterly cash dividends or dividends payable in the Series B Preferred Stock) or of subscription rights or warrants (other than those referred to above).
          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. The Company is not required to issue fractional shares of Series B Preferred Stock (other than fractional shares that are integral multiples of one one-thousandth of a share). In lieu thereof, an adjustment in cash may be made based on the market price of the Series B Preferred Stock prior to the date of exercise.
          At any time prior to such time as any person or group or affiliated or associated persons becomes an Acquiring Person, the Company’s Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to adjustment in certain events) (the “Redemption Price”). Immediately upon the action of the Company’s Board of Directors ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of such Rights will be to receive the Redemption Price for each Right held.
          At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and before any such Acquiring Person shall become the beneficial owner of 50% or more of the total voting power of the aggregate of all shares of Voting Securities then outstanding, the Board of Directors, at its option, may exchange each Right (other than Rights that previously have become void as described above) in whole or in part, at an exchange ratio of one share of Common Stock (or under certain circumstances one Unit of Series B Preferred Stock or equivalent preferred stock) per Right (subject to adjustment in certain events).
          In the event the Board elects to exchange Rights for shares as described above, it may also direct the Company to enter into a Trust Agreement, and shares issuable upon the

4

exchange would be issued to the trust created pursuant to the Trust Agreement. Under the terms of the Trust Agreement, a form of which is attached as an Exhibit to the Rights Agreement, holders of exercisable Rights would become beneficiaries of the trust created pursuant thereto, and would be entitled to receive from the trust a distribution of the shares issued on exchange of their Rights upon certifying that they owned the Rights on the record date for the exchange and that they are not an Acquiring Person or any affiliate or associate of an Acquiring Person or holding shares on behalf of an Acquiring Person.
          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units of Series B Preferred Stock (or other consideration).
          Any of the provisions of the Rights Agreement may be amended without the approval of the holders of Rights in order to cure any ambiguity, defect, inconsistency or to make any other changes that the Board may deem necessary or desirable. After any person or group of affiliated or associated persons becomes an Acquiring Person, the provisions of the Rights Agreement may not be amended in any manner that would adversely affect the interests of the holders of Rights excluding the interests of any Acquiring Person.
Description of Series B Preferred Stock
          The Units of Series B Preferred Stock that may be acquired upon exercise of the Rights will not be redeemable and will rank junior to any other shares of preferred stock that may be issued by the Company with respect to the payment of dividends and as to distribution of assets in liquidation.
          Each Share of Series B Preferred Stock will have a minimum preferential quarterly dividend of the greater of $1.00 per share or 1000 times the aggregate per share amount of any cash dividend declared on the Common Stock since the immediately preceding quarterly dividend, subject to certain adjustments.
          In the event of liquidation, the holder of Series B Preferred Stock will be entitled to receive a preferred liquidation payment per share equal to the greater of $1.00 (plus accrued and unpaid dividends thereon) or 1000 times the amount paid in respect of a share of Common Stock, subject to certain adjustments.
          Generally, each share of Series B Preferred Stock will vote together with the Common Stock and any other class or series of capital stock entitled to vote in such a manner, and will be entitled to 1000 votes per share, subject to certain adjustments. The holders of the Series B Preferred Stock, voting as a separate class, shall be entitled to elect two directors if dividends on the Series B Preferred Stock are in arrears in an amount equal to six quarterly dividends thereon.

5

          Because of the nature of the Series B Preferred Stock’s dividend, liquidation and voting rights, the economic value of one Unit of Series B Preferred Stock is expected to approximate the economic value of one share of Common Stock.

6

Exhibit C
CERTIFICATE OF DESIGNATION
OF
SERIES B PREFERRED STOCK
OF
FURNITURE BRANDS INTERNATIONAL, INC.

Pursuant to Section 151 of the
General Corporation Law of
the State of Delaware

          Furniture Brands International, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:
          That, pursuant to authority conferred by the Corporation’s Certificate of Incorporation and by the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation (the “Board”), at a duly called meeting held on August 2, 2009, at which a quorum was present and acted throughout, adopted the following resolutions, which resolutions remain in full force and effect on the date hereof, creating a series of one million (1,000,000) shares of Preferred Stock having a no par value, designated as Series B Junior Participating Preferred Stock:
          RESOLVED, that pursuant to the authority vested in the Board in accordance with the provisions of the Certificate of Incorporation of the Corporation and Section 151(g) of the General Corporation Law of the State of Delaware, the Board does hereby create, authorize and provide for the issuance of a series of Preferred Stock, no par value, of the Corporation, designated as “Series B Junior Participating Preferred Stock,” having the voting powers, designation, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof that are set forth as follows:
          Section 1. Designation and Amount. The shares of such class shall be designated as “Series B Junior Participating Preferred Stock” (the “Series B Preferred Stock”) and the number of shares constituting such class shall be one million (1,000,000). Such number of shares may be increased or decreased by resolution of the Board of Directors, provided, however that no such decrease shall reduce the number of shares of the Series B Preferred Stock to a number less than the number of shares then outstanding, plus the number reserved for issuance upon the exercise of options, rights or warrants, or upon conversion of any outstanding securities issued by the Corporation convertible into Series B Preferred Stock.
          Section 2. Dividends and Distributions. (A) Subject to the prior and superior rights of the holders of any shares of any other class or series of Preferred Stock of the Corporation ranking prior and superior to the shares of Series B Preferred Stock with respect to dividends, each holder of a share (a “Share”) of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, (i) quarterly dividends payable in cash on the last day of March, June, September, and December in each year (each such date being a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of such Share of Series B Preferred Stock, in an amount per Share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends declared on shares of the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Share of Series B Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Share equal to 1000 times the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Share of Series B Preferred Stock. In the event that the Corporation shall at any time after the Rights Dividend Declaration Date (as that term is defined in the Stockholders Rights Agreement dated August 3, 2009 by and between the Corporation and American Stock Transfer and Trust Company) (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Share of Series B Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.
          (B) The Corporation shall declare a dividend or distribution on Shares of Series B Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend or distribution payable in shares of Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Date, a dividend of $1.00 per Share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and shall be cumulative on each outstanding Share of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such Share of Series B Preferred Stock, unless the date of issuance of such Share is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such Share shall begin to accrue from the date of issuance of such Share, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Shares of Series B Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Shares shall be allocated pro rata on a share-by-share basis among all Shares of Series B Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.
          Section 3. Voting Rights. The holders of Shares of Series B Preferred Stock shall have the following voting rights:
          (A) Subject to the provision for adjustment hereinafter set forth, each Share of Series B Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the holders of Common Stock of the Corporation. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a small number of shares, then in each such case the number of votes per Share to which holders of Shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.
          (B) Except as otherwise provided herein or in any other Certificate of Designation creating a series of preferred stock, or any similar stock, or by law, the holders of Shares of Series B Preferred Stock, the holders of shares of Common Stock, and the holders of any other class or series of capital stock of the Corporation entitled to vote generally, together with the Common Stock, shall vote together as one class on all matters submitted to a vote of the holders of such stock.
          (C) (i) If at any time dividends on any Shares of Series B Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, then during the period (a “default period”) from the occurrence of such event until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Shares of Series B Preferred Stock then outstanding shall have been declared and paid or set apart for payment, the holders of the outstanding Shares of Series B Preferred Stock, together with the holders of outstanding shares of any one or more other classes or series of stock of the Corporation upon which like voting rights have been conferred and are exercisable (voting together as a class), shall have the right to elect two Directors to the Board of Directors of the Corporation at the Corporation’s next annual meeting of stockholders, and so long as such default period continues, shall have the right to elect a successor to each of the two Directors so elected upon the expiration of their respective terms, such right to be exercised at the subsequent annual meeting or meetings at which the respective terms of such Directors expire. Any Director who shall have been so elected pursuant to this paragraph may be removed only for cause. If the office of any Director elected by the holders of Shares of Series B Preferred Stock pursuant to this paragraph becomes vacant for any reason, the remaining Director elected pursuant to this paragraph may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred, and if the offices of both such Directors elected by the holders of Shares of Series B Preferred Stock pursuant to this paragraph become vacant for any reason, such vacancies may be filled for the unexpired term in respect of which such vacancy occurred only by the affirmative vote of the holders of the outstanding Shares of Series B Preferred Stock, together with the holders of the outstanding shares of any other class or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class).
               (ii) The voting rights vested pursuant to paragraph (C)(i) hereof in the holders of the outstanding Shares of Series B Preferred Stock, together with the holders of outstanding shares of any one or more other classes or series of stock of the Corporation upon which like voting rights have been conferred and are exercisable (voting together as a class), may not be exercised at any annual meeting unless one-third of the outstanding shares of stock of the corporation upon which such voting rights have been conferred shall be present at such meeting in person or by proxy. The absence of a quorum of the holders of Common shall not affect the exercise by the holders of Shares of Series B Preferred Stock of such rights. In connection with the election of Directors pursuant to paragraph (C)(i) hereof, each holder of Shares of Series B Preferred Stock shall be entitled to one vote for each one one-thousandth of a Share held (the holders of shares of any other class or series of preferred stock having like voting rights being entitled to such number of votes, if any, for each share of such stock held as may be granted to them).
               (iii) During any default period, the holders of shares of Common Stock and Shares of Series B Preferred Stock, and other classes or series of stock of the Corporation, if applicable, shall continue to be entitled to elect (voting together as a class) all the Directors other than the two Directors to be elected pursuant to paragraph (C)(i) hereof by the holders of the outstanding shares of Series B Preferred Stock, together with the holders of outstanding shares of any one or more other classes or series of stock of the Corporation upon which like voting rights have been conferred and are exercisable (voting together as a class).
               (iv) Immediately upon the expiration of a default period, (x) the right of the holders of Shares of Series B Preferred Stock to elect Directors pursuant to paragraph (C)(i) hereof shall cease (subject to re-vesting in the event of each and every subsequent default of the character mentioned in paragraph (C)(i) above), and (y) the term of any Directors elected by the holders of Shares of Series B Preferred Stock pursuant to paragraph (C)(i) hereof shall terminate.

          (D) Except as set forth herein, holders of Shares of Series B Preferred Stock shall have no special voting rights and their consents shall not be required (except to the extent they are entitled to vote with holders of share of Common Stock as set forth herein) for taking any corporate action.
          Section 4. Certain Restrictions. (A) Whenever quarterly dividends or other dividends or distributions payable on Shares of Series B Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Shares of Series B Preferred Stock shall have been paid in full, the Corporation shall not
     (i) declare or pay dividends on, or make any other distributions on, any shares of Junior Stock;
     (ii) declare or pay dividends on or make any other distributions on any shares of Parity Stock, except dividends paid ratably on Shares of Series B Preferred Stock and shares of all such Parity Stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Shares and all such shares are then entitled;
     (iii) redeem or purchase or otherwise acquire for consideration shares of any Junior Stock, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such Junior Stock in exchange for shares of any Junior Stock;
     (iv) redeem or purchase or otherwise acquire for consideration any Shares of Series B Preferred Stock, or any Parity Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates, and other relative rights and preferences of the respective series and classes, shall determine in good faith, will result in fair an equitable treatment among the respective series or classes.
          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
          Section 5. Reacquired Shares. Any Shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, no par value, and may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein, in the Certificate, or in any other Certificate of Designation creating series of Preferred Stock, no par value, or any similar stock, or as otherwise restricted by law.

          Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation no distribution shall be made (i) to the holders of shares of Junior Stock unless the holders of Shares of Series B Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of either (a) $1.00 per Share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (b) the amount equal to 1000 times the aggregate per share amount to be distributed to holders of shares of Common Stock, or (ii) to the holders of shares of Parity Stock, unless simultaneously therewith distributions are made ratably on Shares of Series B Preferred Stock and all other shares of such Parity Stock in proportion to the total amounts to which the holders of Shares of Series B Preferred Stock are entitled under clause (i)(a) of this sentence and to which the holders of shares of such Parity Stock are entitled, in each case upon such liquidation, dissolution or winding up.
          (B) In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Shares of Series B Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.
          Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, or other transaction in which the shares of Common Stock are exchanged for or converted into other stock, securities, cash, and/or any other property, then in any such case Shares of Series B Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash, and/or other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.
          Section 8. Redemption. The Shares of Series B Preferred Stock shall not be redeemable.

          Section 9. Ranking. Except as provided below, the Series B Preferred Stock shall rank junior to all other series of Preferred Stock, no par value, and to any other class of preferred stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise. The Series B Preferred Stock shall rank prior, as to dividends and upon liquidation, dissolution, or winding up, to the Common Stock.
          Section 10. Amendment. Except as set forth in Section 1 hereof, the Certificate, including, without limitation, this Certificate of Designation shall not hereafter be amended, either directly or indirectly, or through merger or consolidation with another corporation in any manner that would alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two thirds of the outstanding Shares of Series B Preferred Stock, voting separately as a class.
          Section 11. Fractional Shares. The Series B Preferred Stock may be issued in fractions of one one-thousandth of a Share or other fractions of a share, which fractions shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions, and to have the benefit of all other rights of holders of Series B Preferred Stock.
          Section 12. Definitions. All capitalized terms used herein have the meanings ascribed to them in the Certificate of Incorporation of the Corporation, as amended (the “Certificate”), unless otherwise defined herein. In addition, for purposes hereof, the following terms shall have the meanings set forth below:
          (A) The term “Common Stock” shall mean the class of stock designated as the Common Stock, no par value, of the Corporation at the date hereof or any other class of stock resulting from successive changes or reclassification of such Common Stock.
          (B) The term “Junior Stock” (i) as used in Section 4, shall mean the Common Stock and any other class or series of capital stock of the Corporation hereafter authorized or issued over which the Series B Preferred Stock has preference or priority as to the payment of dividends and (ii) as used in Section 6, shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the Series B Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
          (C) The term “Parity Stock” (i) as used in Section 4, shall mean any class or series of stock of the Corporation hereafter authorized or issued ranking pari passu with the Series B Preferred Stock as to the payment of dividends and (ii) as used in Section 6, shall mean any class or series of stock of the Corporation hereinafter authorized or issued and ranking pari passu with the Series B Preferred Stock as to the distribution of assets on any liquidation, dissolution, or winding up of the Corporation.

          IN WITNESS WHEREOF, Furniture Brands International, Inc. has caused this Certificate of Designation to be signed by its authorized officer this 3rd day of August, 2009.

FURNITURE BRANDS INTERNATIONAL, INC.

By: Name:
Title:

Exhibit D
TRUST AGREEMENT
     TRUST AGREEMENT dated as of [___] [___], 20[___] (this “Trust Agreement” or this “Agreement”) between Furniture Brands International, Inc., a Delaware corporation, as depositor (the “Depositor”), and [___], as trustee (the “Trustee”).
W I T N E S S E T H:
     WHEREAS, the Depositor is a party to that certain Rights Agreement between the Depositor and American Stock Transfer and Trust Company, LLC, as Rights Agent, dated as of August 3, 2009 (the “Rights Agreement”);
     WHEREAS, pursuant to Section 24 of the Rights Agreement, the board of directors of the Depositor (the “Board of Directors”) may, at its option, at any time after any Person becomes an Acquiring Person (as defined in the Rights Agreement), exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) of the Rights Agreement) for shares of common stock of the Depositor, no par value (the “Common Stock”) at the exchange ratio set forth in the Rights Agreement , appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof (the “Exchange”);
     WHEREAS, on [___] [___], 20[___], the Board of Directors declared an exchange of all Rights held of record as of [___] [___], 20[___] (the “Exchange Record Date”) (other than any Rights that became void pursuant to Section 11(a)(ii) of the Rights Agreement); provided, however, that the Board of Directors resolved that any “Person” (as defined in the Rights Agreement) (other than [Acquiring Person] and any Affiliates and Associates thereof) who had purchased or received a transfer of shares of Common Stock prior to the Exchange Record Date (and has not subsequently sold, transferred or otherwise disposed of such shares), but who had not become the record holder of such shares as of [___] [___], 20[___] due to the settlement of such purchase not having become effective as of the Exchange Record Date was entitled to receive, upon such settlement, the shares issuable upon the exchange for the rights associated with the shares subject to the purchase; provided, further, that the Board of Directors further resolved that any Person who had sold shares of Common Stock prior to the Exchange Record Date but who continued to be reflected on the books and records of the Company as the record holder of such shares due to the settlement of such sale not having become effective as of the Exchange Record Date was not entitled to receive the shares issuable upon the exchange for the rights associated with the shares subject to the sale (the Persons entitled to participate in the Exchange being hereinafter referred to as “Exchange Participants”);
     WHEREAS, the Depositor has previously arranged for the accounts of all Exchange Participants who hold their shares in “street name” and who have submitted (or who have had submitted on their behalf) proper instructions to [Transfer Agent], in its capacity as transfer agent and exchange agent, and/or the Depository Trust Company on or before [___] [___], 20[___], to be credited with the Exchange Shares distributable thereto;

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     WHEREAS, the Depositor has previously arranged for [Transfer Agent] to distribute to the Exchange Participants who are stockholders of record and who have been identified by the Depositor as a non-Acquiring Person the Exchange Shares distributable to such Exchange Participants via book-entry;
     WHEREAS, following the distribution of Exchange Shares on [___] [___], 20[___], as described in the two immediately preceding paragraphs (the “Initial Distribution”), there remained a number of Exchange Shares distributable to Exchange Participants pursuant to the Exchange;
     WHEREAS, to provide for an orderly and efficient completion of the Exchange, and to ensure that only those entitled to distribution of shares of Common Stock pursuant to the Exchange receive distribution of such shares, the Depositor desires to form a trust to hold and distribute the remaining shares of Common Stock distributable pursuant to the Exchange in accordance with the terms of this Agreement; and
     WHEREAS, the Trustee is willing to accept the duties and obligations imposed hereby on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
ORGANIZATION
     SECTION 1.1 Creation of Trust. The Depositor and the Trustee hereby create a trust (the “Trust”) on the terms and conditions set forth herein for the benefit of the Depositor. The Trust shall be known as “Furniture Brands International, Inc. 2009 Rights Exchange Trust,” in which name the Trustee may conduct the business of the Trust, make and execute contracts, and sue and be sued. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq. (the “Delaware Statutory Trust Act”) and that this Agreement constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in the form attached hereto as Exhibit A.
     SECTION 1.2 Situs of Trust. The Trust will be located and administered in the State of Delaware. The only office of the Trust will be at the Corporate Trust Office of the Trustee within the State of Delaware.
     SECTION 1.3 Appointment of Trustee. The Depositor hereby appoints the Trustee as trustee of the Trust, effective immediately following the Initial Distribution (the “Exchange Effective Time”), to have all the rights, powers, and duties set forth herein. The Trustee hereby accepts such appointment and declares that it will hold the Trust Estate (as defined herein) upon the trusts set forth herein and for the use and benefit of the Beneficiaries (as defined herein).

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     SECTION 1.4 Purposes and Powers of the Trust. The purposes of the Trust are, and the Trust shall have the power and authority, to engage in the following activities:
(a)	to accept and hold the Trust Estate;

(b)	to distribute the Trust Estate to the Beneficiaries pursuant to the terms hereof; and

(c)	to engage in those activities that are necessary, suitable, or convenient to accomplish the foregoing or are incidental thereto or connected therewith.
     SECTION 1.5 Transfer to Trust. At the Exchange Effective Time, the Depositor shall transfer and deposit into the Trust, for the purposes set forth herein, that number of shares of Common Stock equal to (a) the total number of shares of Common Stock issued pursuant to the Exchange less (b) that number of shares of Common Stock distributed in connection with the Initial Distribution. Such deposit, together with any dividends or distributions thereon made after the Exchange Effective Time and all other assets or rights held from time to time by the Trust, shall constitute the “Trust Estate.” In connection with such initial deposit, at the Exchange Effective Time, the Depositor shall deliver, or cause to be delivered, to the Trustee written confirmation of the number of shares of Common Stock that have been issued in the name of the Trust. In connection with each deposit made after the Exchange Effective Time, the Depositor shall deliver, or cause to be delivered, to the Trustee a written notice describing the assets so deposited and the rights of the Beneficiaries with respect thereto.
     SECTION 1.6 Title to Trust Property. Legal title to the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Trustee, a co-trustee and/or a separate trustee, as the case may be.
ARTICLE II
BENEFICIARIES
     SECTION 2.1 Beneficiaries. The Exchange Participants who have not received Exchange Shares pursuant to the Initial Distribution shall automatically, and without any action being required of such Persons, be the beneficial owners (each, a “Beneficiary” and collectively, the “Beneficiaries”) of the Trust, each owning the same number of Beneficial Interest Units as shares of Common Stock distributable to such Beneficiary pursuant to the Exchange (together with any dividends and distributions thereon made after the Exchange Effective Time). For purposes of this Trust Agreement, “Beneficial Interest Units” shall mean equal units of the undivided beneficial interest (as provided in this Trust Agreement) of the Beneficiaries in the Trust Estate. The Beneficial Interest Units shall be uncertificated. For the avoidance of doubt, [Name of Acquiring Person] and any Affiliates or Associates thereof shall not be Beneficiaries of the Trust.
     SECTION 2.2 Transfer of Beneficial Interest Units. Beneficial Interest Units may not be transferred in any manner whatsoever (including, without limitation, by sale, exchange, gift,

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pledge or creation of a security interest) except (a) by bequest or inheritance in the case of an individual Beneficiary, or (b) by operation of law.
ARTICLE III
DECLARATION OF TRUST
     SECTION 3.1 Declaration of Trust. The Trustee hereby declares that it will hold the Trust Estate and all other assets and documents delivered to it pursuant to this Trust Agreement, in trust upon and subject to the conditions set forth herein for the use and benefit of the Beneficiaries. The Trust is being established by the Depositor for the protection and conservation of the Trust Estate.
ARTICLE IV
DISTRIBUTIONS OF TRUST ESTATE
     SECTION 4.1 Distributions. Each Beneficial Interest Unit shall entitle the holder thereof to distribution of a like number of shares of Common Stock from the Trust upon the terms and conditions provided herein, plus any dividends or distributions on the underlying shares of Common Stock made after the Exchange Effective Time. The Trustee shall distribute shares of Common Stock (plus any dividends or distributions on the underlying shares of Common Stock made after the Exchange Effective Time) to a Beneficiary that has complied with Section 4.2 hereof as promptly as practicable following the date on which such Beneficiary has provided the Trustee with the certification required by Section 4.2 hereof. Upon receipt of the certification of a Beneficiary required by Section 4.2 hereof, the Trustee shall (i) notify [Transfer Agent] (or any successor transfer agent) and the Depositor of the name of such Beneficiary and the number of shares of Common Stock requested by such certifying Beneficiary and (ii) submit a transfer instruction, in the form attached hereto as Exhibit B, to [Transfer Agent] or such successor transfer agent, directing the transfer of the requested number of shares of Common Stock held by the Trust to the certifying Beneficiary. Upon the distribution of shares of Common Stock (plus any dividends or distributions on the underlying shares of Common Stock made after the Exchange Effective Time) to a Beneficiary, such Beneficiary’s Beneficial Interest Units shall be automatically terminated and such Beneficiary will cease to be a Beneficiary of the Trust thereupon. If there are insufficient shares of Common Stock or other assets held by the Trust to honor all requests for distribution made in compliance with this Agreement and received by the Trustee, the Trustee shall notify the Depositor of such deficiency, and the Depositor shall use its best efforts to cause to be issued or delivered to the Trust such number of shares and such other assets as shall be necessary to satisfy such deficiency.
     SECTION 4.2 Certification of Beneficiary Status. As a condition to its receipt of any distribution from the Trust, each Beneficiary that is or was a registered owner of Common Stock on the books and records of the Depositor must provide the Trustee with the certification as to Beneficiary status in the form attached hereto as Exhibit C, and each Beneficiary that holds or held its shares beneficially in “street name” must provide the Trustee with the certification as to Beneficiary status in the form attached hereto as Exhibit D. The Trustee shall be fully protected

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in relying upon such certification and shall have no duty or obligation to verify the status of a Beneficiary or the accuracy of such Beneficiary’s claim to its respective portion of the Trust Estate. Notwithstanding anything to the contrary set forth herein, the Depositor, in its absolute discretion, may exempt any Beneficiary from the requirement to provide any such certification by furnishing to the Trustee written notice specifying the identity of the Beneficiary and the number of Beneficial Interest Units held thereby and representing that the Depositor has declared such Beneficiary to be exempt from such requirement (and the Trustee, in making a distribution to any such Beneficiary, shall be fully protected in relying on the Depositor’s representation that such Beneficiary is exempt from such requirement). Upon receipt of any such notice, the Trustee shall distribute to the relevant Beneficiary that portion of the Trust Estate represented by such Beneficiary’s Beneficial Interest Units and, upon such distribution, such Beneficiary’s Beneficial Interest Units shall be automatically terminated and such Beneficiary shall cease to be a Beneficiary of the Trust.
     SECTION 4.3 Dividends.
          4.3.1 Cash Dividends. The Trustee shall receive and hold, subject to the terms of this Agreement, any dividends or distributions declared and paid on the shares included in the Trust Estate (which dividends or distributions shall become part of the Trust Estate) and shall distribute such dividends or distributions to the Beneficiaries in proportion to their respective interests therein in accordance with the terms of this Agreement, such distribution to be equivalent to the dividends or distribution which each respective holder would have otherwise been entitled to receive had such shares not then been included in the Trust Estate at the time of the payment of the dividend or distribution. [Payment of any such dividends or distributions shall be made by check or wire transfer as a one-time disbursement at the time of the distribution to such Beneficiary of its respective portion of the Trust Estate.]
          4.3.2 Trust Account; Money Need Not Be Segregated. (a) If the Trustee shall receive any dividends or distributions on the Trust Estate, the Trustee shall establish and maintain with itself a non-interest bearing trust account (the “Trust Account”), into which it shall deposit , on the same day as received, such dividends or distributions and any future dividends or distributions received by it, for disbursement to the Beneficiaries in accordance with Section 4.3.1 above. No monies received by the Trustee need be segregated in any manner except to the extent required by law, and the Trustee shall not be liable for any interest thereon.
          4.3.3 Stock Dividends. The Trustee shall receive and hold, subject to the terms of this Agreement, any securities of the Company issued in respect of the shares included in the Trust Estate by reason of any capital reorganization, stock split, combination, stock dividend, or other distribution, including through any exchange of rights (which securities shall become part of the Trust Estate), and shall deliver such securities to the Beneficiaries in proportion to their respective interests therein in accordance with the terms of this Agreement.
          4.3.4 Merger, Consolidation and Dissolution. In connection with any merger, consolidation, or dissolution involving the Company or any shares of Common Stock of the Company or other voting securities held in the Trust immediately prior to the effective time of such merger, consolidation, or dissolution, such shares of Common Stock and other voting

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securities, if any, shall be converted at the effective time of such merger or consolidation into shares of stock or other equity interests of the surviving or resulting entity of such merger or consolidation on the same terms as are provided for all other shares of Common Stock of the Company or voting securities under the agreement of merger or consolidation, as the case may be, or shall be converted at the effective time of such merger or dissolution into the right to receive the consideration payable in connection with such merger or dissolution on the same terms as are provided for all other shares of Common Stock of the Company or voting securities under the agreement of merger or plan of dissolution, as the case may be, and the Trustee shall hold all shares or other equity interests of the surviving or resulting entity into which the shares of Common Stock or other voting securities were directly converted (which shares or other equity interests shall become part of the Trust Estate), or shall take all actions necessary to receive and hold the consideration payable in connection with any merger or dissolution (which consideration shall become part of the Trust Estate), in each case for the benefit of the Beneficiaries, and shall deliver such shares or other equity interests or such consideration, as the case may be, to the Beneficiaries in proportion to their respective interests therein in accordance with the terms of this Agreement. If the Trustee shall receive cash as consideration in connection with any transaction described in this Section 4.3.4, the Trustee shall establish and maintain with itself a non-interest bearing Trust Account into which it shall deposit, on the same day as received, the amount received by it, for disbursement to the Beneficiaries in accordance with this Agreement.
ARTICLE V
DEPOSITOR’S AGREEMENTS
     The Depositor acknowledges and agrees as follows:
     SECTION 5.1 Compensation and Indemnification of the Trustee. The Depositor hereby agrees to (i) compensate the Trustee in accordance with a separate fee agreement with the Trustee, (ii) reimburse the Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (iii) indemnify, defend, and hold harmless the Trustee and any of the officers, directors, employees, and agents of the Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes, and penalties of any kind and nature whatsoever (collectively, “Liabilities”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation, or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Liabilities that are a result of the willful misconduct of such Indemnified Person or the bad faith violation by such Indemnified Person of the implied contractual covenant of good faith and fair dealing. To the fullest extent permitted by law, Liabilities to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Depositor prior to the final disposition of any matter upon receipt by the Depositor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled

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to be indemnified under this Trust Agreement. This Section shall survive the termination of the Trust and the Trust Agreement.
ARTICLE VI
CONCERNING THE TRUSTEE
     SECTION 6.1 Authority of Trustee; Voting
          6.1.1 General Authority. The Trustee is hereby authorized to take all actions required of it pursuant to this Trust Agreement, including, without limitation, executing and delivering, on behalf of the Trust, each certificate or other document attached to this Trust Agreement as an exhibit and any other amendment or other agreement or instrument described herein, all as approved by the Depositor, as evidenced conclusively by the Trustee’s execution thereof. In addition to the foregoing, the Trustee is authorized, but shall not be obligated, to take such actions as the Depositor may from time to time direct in writing.
          6.1.2 Voting. The Trustee shall hold any and all shares of Common Stock and any other voting securities of the Depositor (the “voting securities”) included in the Trust Estate under the terms and conditions of this Agreement. The Trustee shall, on behalf of the Trust, have full power and authority, and is hereby fully and exclusively empowered, authorized, and obligated: (i) to vote in person or by proxy all such voting securities at all meetings of the stockholders of the Depositor, or (ii) to give written consents in lieu of voting such shares at a meeting of the stockholders of the Depositor, in either case in respect of any and all matters on which such shares are entitled to vote under the certificate of incorporation of the Company or applicable law, including, but not limited to, the election of directors, any merger or consolidation, the sale of all or substantially all of the Depositor’s assets, a dissolution of the Depositor and any amendments to the Depositor’s certificate of incorporation. The Trustee shall have no authority or obligation to exercise discretion in respect of the vote to be cast, but instead shall vote (in person or by proxy or by written consent) such voting securities on any matter on which such shares are so entitled to vote in the same proportion as all voting securities of the Depositor (other than the voting securities included in the Trust Estate) are voted on such matter. The Trustee’s power and obligation to vote such voting securities held under this Agreement and to give written consents in respect thereof pursuant to this Agreement shall be irrevocable for the term of this Agreement. The Trustee (i) shall have the right to waive notice of any meeting of stockholders of the Depositor in respect of such shares and (ii) may exercise any power or perform any act hereunder by an agent or attorney duly authorized and appointed by him. In furtherance of the foregoing, the Trustee shall execute and deliver an irrevocable proxy in the form attached hereto as Exhibit E, granting the proxy or proxies named therein to cause the voting securities of the Trust to be voted in accordance with this Section 6.1.2.
     SECTION 6.2 Not Acting in Individual Capacity. Except as expressly provided herein, in accepting the trusts hereby created, the Trustee acts solely as trustee hereunder and not in its individual capacity; and all Persons, having any claim against the Trustee by reason of the transactions contemplated hereunder shall have recourse solely to the Trust Estate (or a part thereof, as the case may be) for payment or satisfaction thereof. The Trustee undertakes to

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perform such duties and only such duties as are specifically set forth in this Trust Agreement and no implied covenants or obligations shall be read into this Trust Agreement against the Trustee.
     SECTION 6.3 Interpretation of Trust Agreement. If the Trustee is uncertain as to the application of any provision of this Trust Agreement or any other agreement relating to the transactions contemplated hereby, or such provision is ambiguous as to its application or is, or appears to be, in conflict with any other applicable provision hereof, or in the event that this Trust Agreement permits any determination by the Trustee or is silent or incomplete as to the course of action which the Trustee is required to take with respect to a particular set of facts, the Trustee may seek instructions from the Depositor and shall not be liable to any Person to the extent that it acts in good faith in accordance with the instructions of the Depositor; provided, that if the Trustee shall not have received written instructions from the Depositor pursuant to its request within 10 days after the date of such request (or within such shorter period as may be requested and required under the circumstances), until instructed otherwise by the Depositor, the Trustee may, but shall be under no duty to, take or refrain from taking such action as it shall deem advisable in the best interests of the Depositor and/or the Trustee.
     SECTION 6.4 Standard of Care. The Trustee accepts the trusts hereby created and agrees to perform the same but only upon the terms of this Trust Agreement. To the fullest extent permitted by law, including Section 3806 of the Delaware Statutory Trust Act, the Trustee shall only have the express duties (including fiduciary duties) provided herein and to the extent the express provisions of this Trust Agreement restrict or eliminate such duties (including fiduciary duties) the terms of this Trust Agreement shall prevail. The Trustee shall have no liability to the Depositor or the Beneficiaries under any circumstances except that the Trustee shall be liable (i) for its own willful misconduct or bad faith violation of the implied contractual covenant of good faith and fair dealing, (ii) for liabilities that may result from any representation or warranty of the Trustee hereunder being untrue or inaccurate and (iii) for any taxes based on or measured by any fees, commissions or compensation received by the Trustee for acting as trustee or for services rendered in connection with the transactions contemplated hereby. In particular, but not by way of limitation:
               (i) The Trustee shall not be personally liable for any error of judgment made in good faith;
               (ii) The Trustee shall not be required to take any action that is inconsistent with the purposes of the Trust set forth in Section 1.4;
               (iii) No provision of this Trust Agreement shall require the Trustee to expend or risk its personal funds, or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;
               (iv) Under no circumstances shall the Trustee be personally liable for any indebtedness or obligation of the Trust;

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               (v) The Trustee shall not be liable for the default or misconduct of the Depositor, [Transfer Agent] (or any successor transfer agent or exchange agent), the Depository Trust Company, any Beneficiary or any other Person and shall not be liable for any act or omission taken at the direction of the Depositor;
               (vi) The Trustee shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, war or other circumstances beyond its control, the Trustee shall be prevented or forbidden from doing or performing any act or thing which the Terms of this Trust Agreement provide shall or may be done or performed;
               (vii) In no event whatsoever shall the Trustee be liable for any representation, warranty, covenant, agreement, indebtedness or other obligation of the Trust;
               (ix) The Trustee shall not be liable for any action it takes or omits to take in good faith reliance on the certification of a Beneficiary, or the written instruction of the Depositor; and
               (x) Every provision of this Trust Agreement relating to the Trustee shall be subject to the provisions of this Section 6.4.
     SECTION 6.5 Reliance on Writings, Use of Agents, Etc. The Trustee shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, telegram, order, certificate, report, opinion, bond, or other document or paper (including deliveries contemplated by Section 4.2 hereof) reasonably believed by it to be genuine and reasonably believed by it to be signed or sent by the proper party or parties. Unless other evidence in respect thereof is specifically prescribed herein, any request, direction, order, or demand of the Depositor or a Beneficiary mentioned herein, shall be sufficiently evidenced by written instruments signed by the Depositor or a Beneficiary. The Trustee may accept a copy of a resolution of the Board of Directors of the Depositor, certified by the Secretary or an Assistant Secretary of the Depositor as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by such Person and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Trustee may for all purposes hereof rely on a certificate, signed by the Depositor or a Beneficiary, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the performance of its duties hereunder, the Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or, at the expense of the Depositor, through agents or attorneys and may, at the reasonable expense of the Depositor, consult with counsel, accountants, and other skilled Persons to be selected and employed by it or them, and the Trustee shall not be liable for anything done, suffered or omitted by it, in good faith and in accordance with the advice or opinion of any such counsel, accountants, or other skilled Persons appointed with due care and the Trustee shall not be liable for the negligence of any such agent, attorney, counsel, accountant, or other skilled Person appointed by it or them, as applicable, with due care hereunder. Notwithstanding any other provision contained herein, the Trustee shall not be required to confirm or verify that a person purporting to be a Beneficiary is

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in fact a Beneficiary and shall not be required confirm or verify that such person is entitled to the shares of Common Stock it requests.
     SECTION 6.6 No Action Except Under Specified Documents or Instructions. The Trustee shall not manage, control, use, operate, lease, sell, dispose of, or otherwise deal with the Trust Estate except (i) in accordance with the terms of this Trust Agreement, (ii) in accordance with the powers granted to, or the authority conferred upon, the Trustee pursuant to this Trust Agreement or (iii) in accordance with written instructions from the Depositor pursuant to Section 6.1.1 or 6.3 hereof. The Trustee shall not be required to take any action under this Trust Agreement unless the Trustee shall have been indemnified by the Depositor, in manner and form satisfactory to the Trustee, against any liability, cost, or expense (including counsel fees and disbursements) which may be incurred in connection therewith; and if the Depositor shall have directed the Trustee to take any such action or refrain from taking any action, the Depositor agrees to furnish such indemnity as shall be required and, in addition, to pay the reasonable compensation of the Trustee for the services performed or to be performed by it pursuant to such direction. The Trustee shall not be required to take any action under this Trust Agreement if the Trustee shall reasonably determine or shall have been advised by counsel that such action is contrary to the terms of this Agreement or is otherwise contrary to law. The Trustee shall be under no obligation to institute, conduct, or defend any litigation, at the request, order, or direction of the Beneficiaries or any other Person, unless such Beneficial Owners have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses, and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby, including such advances as the Trustee shall request.
     SECTION 6.7 Exculpatory Provisions. Any and all exculpatory provisions, immunities, and indemnities in favor of the Trustee under this Trust Agreement shall inure to the benefit of the Trustee in its individual capacity or as a party to any agreement referred to herein or therein.
     SECTION 6.8 Trustee Not Liable for Trust Estate. The recitals contained herein shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Trust Agreement or of any related documents. The Trustee shall at no time have any responsibility or liability for or with respect to the genuineness, sufficiency, or validity of the Trust Estate.
     SECTION 6.9 Trustee May Own Beneficial Unit Interests or Common Stock . The Trustee in its individual or any other capacity may become the owner or pledgee of Beneficial Unit Interests or Common Stock of the Depositor and may deal with the Beneficiaries and the Depositor in banking transactions with the same rights as it would have if it were not the Trustee.
     SECTION 6.10 Certain Rights of the Trustee. Notwithstanding anything contained herein to the contrary, the Trustee shall not be responsible for ascertaining whether any transfer complies with the registration provisions or exemptions from the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, applicable state securities law, the Employee Retirement Income Security Act, the Investment Company Act of 1940, any other applicable law, or the provisions of this Agreement. The Trustee shall have no duty or obligation

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to prepare or file any tax returns or other filings on behalf of the Trust, all of which shall be prepared or filed or be caused to be prepared or filed by the Depositor on behalf of the Trust. Except as expressly provided herein, the Trustee shall have no duty to (i) see to any recording or filing of any document, (ii) see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust, (iii) to confirm or verify any financial statements or to inspect the Depositor’s books and records at any time.
ARTICLE VII
RESIGNATION AND REMOVAL OF TRUSTEE;
APPOINTMENT OF SUCCESSORS; CO-TRUSTEE
     SECTION 7.1 Resignation; Successor Trustee. The Trustee or any successor thereto may, with respect to the Trust, resign at any time without cause by giving at least 30 days’ prior written notice to the Depositor, such resignation to be effective upon the acceptance of appointment of a successor trustee as hereinafter provided. In addition, the Depositor may at any time with respect to the Trust Estate remove the Trustee without cause by an instrument in writing, delivered to the Trustee, such removal to be effective upon the acceptance of appointment by the successor trustee as hereinafter provided. In the case of the resignation or removal of the Trustee, the Depositor shall appoint, subject to Section 7.3 hereof, a successor Trustee or Trustees by an instrument signed by the Depositor. If the Depositor shall not have appointed a successor Trustee or Trustees within 30 days after such resignation or removal, the Trustee shall continue as Trustee and may apply to any court of competent jurisdiction to appoint a successor Trustee to act until such time, if any, as a successor or successors shall have been appointed by the Depositor as above provided; any successor Trustee so appointed by such court shall immediately and without further act be superseded by any successor Trustee thereafter appointed by the Depositor.
     A successor Trustee hereunder shall be deemed a Trustee for all purposes hereof, and each reference herein to the Trustee shall thereafter be deemed to include such successor.
     SECTION 7.2 Acceptance of Appointment. Any successor Trustee, whether appointed by a court, the Depositor, or the Trustee, shall execute and deliver to its predecessor Trustee an instrument reasonably satisfactory to such predecessor Trustee accepting such appointment, and thereupon such successor Trustee, without further act, shall with respect to the Trust become vested with all the estates, properties, rights, powers, duties, and trusts of the predecessor Trustee in the trusts hereunder with like effect as if originally named as an Trustee herein; but nevertheless upon the written request of such successor Trustee such predecessor Trustee shall execute and deliver an instrument reasonably satisfactory to such successor Trustee transferring to such successor Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of such predecessor Trustee, and such predecessor Trustee shall duly assign, transfer, deliver, and pay over to such successor Trustee any property or monies then held by such predecessor Trustee upon the trusts herein expressed. Any successor Trustee shall execute and file an amendment to the certificate of trust of the Trust with the Delaware Secretary of State changing the name and business address in the State of Delaware of the Trustee.

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     SECTION 7.3 Qualification of Successor Trustee. Any successor to the Trustee, however appointed, shall be a bank or trust company organized under the laws of the United States or any jurisdiction thereof having a combined capital and surplus of at least $50,000,000 and shall satisfy the requirements of Section 3807 of the Delaware Statutory Trust Act, provided, that there exists such an institution willing, able and legally qualified to perform the duties of the Trustee hereunder upon reasonable or customary terms.
     SECTION 7.4 Merger of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from or surviving any merger, conversion, or consolidation to which the Trustee shall be a party, or any corporation to which all or substantially all the corporate trust business of the Trustee may be transferred, shall, subject to the terms of this Article, succeed to the Trustee’s position as Trustee under this Trust Agreement without any further act.
     SECTION 7.5 Status of Successor Trustee. A successor Trustee shall have the same duties, powers, and discretion conferred herein on the Trustee. A successor Trustee may accept the assets of the Trust Estate delivered to it by its predecessor Trustee as constituting the entire assets of the Trust Estate and shall not be required to take any action to determine what constitutes the Trust Estate or to obtain possession of any assets thereof or to investigate any acts, omissions or misconduct of its predecessor Trustee.
     SECTION 7.6 Co-Trustee. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Trust Estate hereunder may at the time be located, the Trustee shall have power to appoint one or more Persons (who may be officers or affiliates of the Trustee) or institutions to act as co-Trustee, jointly with the Trustee or separately from the Trustee at the direct written instruction of the Depositor, in either case as required by applicable state law, of all or any part of the Trust Estate hereunder, or of any property constituting part thereof, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity as aforesaid, any property, title, right, or power deemed necessary or desirable. All provisions of this Trust Agreement which are for the benefit of the Trustee shall extend to and apply to each co-Trustee appointed pursuant to the foregoing provisions of this Section.
ARTICLE VIII
DISSOLUTION AND TERMINATION OF AND AMENDMENT TO TRUST
     SECTION 8.1 Dissolution of Trust; Termination of Trust Agreement. The Trust will dissolve upon the earlier of (i) the final disposition by the Trustee of all property constituting part of the Trust Estate or (ii) the time at which all property constituting part of the Trust Estate would otherwise escheat to any applicable governing body under any escheat laws that would otherwise apply to such property. Promptly upon dissolution of the Trust, and after the payment

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or the making of reasonable provision for the payment of any claims or obligations of the Trust in accordance with Section 3808 of the Delaware Statutory Trust Act, the Trustee shall file, at the direction and expense of the Depositor, a certificate of cancellation with the Delaware Secretary of State and thereupon this Agreement (except for those provisions that expressly survive) and the Trust shall terminate.
     SECTION 8.2 Supplements and Amendments to this Trust Agreement. (a) At any time and from time to time (i) the Trustee, together with the Depositor, may execute and deliver an amendment or a supplement to this Trust Agreement to the extent, but only to the extent, that it relates to the Trust for the purpose of adding provisions to or changing or eliminating provisions of this Trust Agreement and the Trust as specified in a written request of the Depositor and (ii) upon the written request of the Depositor, the Trustee shall enter into such written amendment of or supplement to any of the other documents referred to herein as the Depositor may agree to (to the extent such agreement is required) and as may be specified in such request, or execute and deliver such written waiver or modification of the terms of any such other document as may be specified in such request.
     (b) Prior to executing any document required to be executed by it pursuant to the terms of Section 8.2(a), the Trustee shall be entitled to receive (i) an opinion of counsel to the effect that the execution of such document is authorized hereunder and (ii) an Officer’s Certificate of the Depositor to the effect that all conditions precedent to the execution of the amendment or supplement have been met. If, in the reasonable opinion of the Trustee, any such document adversely affects any right, duty, immunity, or indemnity in favor of the Trustee hereunder, the Trustee may in its discretion decline to execute such document, unless the Trustee shall have been indemnified therefor by the Depositor in manner and form satisfactory to the Trustee.
     SECTION 8.3 Limitations on Rights of Others. Nothing in this Trust Agreement, whether express or implied, shall be construed to give to any Person other than the Trustee, the Beneficiaries, and the Depositor any legal or equitable right, remedy, or claim under or in respect of this Trust Agreement, any covenants, conditions or provisions contained herein or in the Trust Estate, all of which are and shall be construed to be for the sole and exclusive benefit of the Trustee, the Depositor and the Beneficiaries.
ARTICLE IX
MISCELLANEOUS
     SECTION 9.1 Entire Agreement. This Trust Agreement embodies the entire agreement and understanding between the Depositor and the Trustee relating to the subject matter hereof and of the Trust created pursuant hereto, and upon execution and delivery hereof, this Trust Agreement will supersede any prior agreements and understandings relating to the Trust created hereby.

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     SECTION 9.2 Notices. Except as otherwise set forth herein, all notices, consents, and other communications relating to this Trust Agreement shall be given as follows:

(i)	if to the Depositor, at

Furniture Brands International, Inc.
1 N. Brentwood Blvd.
St. Louis, Missouri 63105
Attention: General Counsel

(ii)	if to the Trustee, at

[TRUSTEE ADDRESS]
or such other address, telephone, or telecopy number or other destination as the Depositor or the Trustee may from time to time designate by notice given in accordance with the provisions of this Section 9.2.
     SECTION 9.3 Governing Law. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.
     SECTION 9.4 Benefit of Parties, Successors and Assigns. This instrument shall be binding upon, and shall inure solely to the benefit of, the Beneficiaries and the parties hereto and their respective successors and assigns.
     SECTION 9.5 Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Trust Agreement and the establishment of the Trust.
     SECTION 9.6 Severability of Invalid Provisions. Any provision of this Trust Agreement which is prohibited or unenforceable in any jurisdiction as to the Trust shall, as to the Trust and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive with respect to the Trust any provision of law which renders any provision hereof prohibited or unenforceable in any respect.
     SECTION 9.7 Effect of Waiver; Remedies Not Exclusive. Waiver of the breach of any provision hereunder shall not be deemed a waiver of any prior or subsequent breach of the same or any other provision hereof. Pursuit of any remedy with respect to the Trust shall not be deemed the waiver of any other remedy hereunder or at law or in equity.
     SECTION 9.8 Representations and Warranties. The Depositor hereby represents and warrants to the Trustee, as of the date hereof, that:

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     (a) Due Organization. The Depositor is a corporation duly organized and validly existing in good standing under the laws of Delaware, and has the power and authority to enter into and perform its obligations under this Trust Agreement.
     (b) Due Authorization. The execution, delivery, and performance by the Depositor of this Trust Agreement has been duly authorized by all necessary action on the part of the Depositor and does not require the consent or approval of its stockholders or any trustee or holder of any of its indebtedness or other obligations, except such as have been duly obtained, given, or accomplished.
     (c) Execution; Enforceability. This Trust Agreement has been duly executed and delivered by the Depositor and (assuming the due authorization, execution and delivery by the Trustee of this Trust Agreement) this Trust Agreement constitutes the Depositor’s legal, valid, and binding obligation, enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy laws and laws affecting the rights of creditors generally.
     (d) No Violation; No Consent. Neither the Depositor nor the Trust is an “Investment Company” or a company controlled by an “Investment Company” required to register as such under the Investment Company Act of 1940, as amended and that the execution, delivery and performance of this Trust Agreement does not and will not violate or require any consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action under, any agreement, license, indenture, or instrument to which it is a party or by which it is bound or any provision of any law, rule, regulation, judgment, order, writ, injunction, or decree of any court or governmental authority applicable to it or any of its property.
     SECTION 9.9 References to Agreements and Instruments. Except as otherwise indicated, all the agreements and instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms hereof and thereof.
     SECTION 9.10 Headings. The division of this Trust Agreement into articles and sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Trust Agreement.
     SECTION 9.11 Counterpart Execution and Dating. This Trust Agreement and any amendment or supplement to this Trust Agreement may be executed in any number of counterparts and by the different parties hereto and thereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument. Fully executed sets of counterparts shall be delivered to, and retained by, the parties hereto.
     SECTION 9.12 Limitation on the Depositor’s and the Beneficiaries’ Liability. The Depositor shall not have any liability for the performance of this Trust Agreement except as expressly set forth herein. The Beneficiaries shall be entitled to the same limitation of personal

15

liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware.
[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the parties hereto have each caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above set forth.

FURNITURE BRANDS INTERNATIONAL, INC.

By:

Name:
Title:

[TRUSTEE]

By:

Name:
Title:

17

Exhibit A
CERTIFICATE OF TRUST OF
FURNITURE BRANDS INTERNATIONAL, INC 2009 RIGHTS EXCHANGE TRUST
     THIS Certificate of Trust of Furniture Brands International, Inc. 2009 Rights Exchange Trust (the “Trust”), is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).
1.	Name. The name of the statutory trust formed hereby is Furniture Brands International, Inc. 2009 Rights Exchange Trust.
2.	Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is [ ].

3.	Effective Date. This Certificate of Trust shall be effective upon filing.
     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

[TRUSTEE]
not in its individual capacity, but solely as Trustee

By:

Name:
Title:

Exhibit B
CERTIFICATION FOR TRANSFER OF RECORD OWNERSHIP OF
SHARES OF FURNITURE BRANDS INTERNATIONAL, INC. COMMON STOCK ISSUED
IN EXCHANGE FOR PREVIOUSLY OUTSTANDING RIGHTS
     On [___], each right previously outstanding under the Rights Agreement between Furniture Brands International, Inc. (the “Company”) and American Stock Transfer and Trust Company, LLC, as Rights Agent, dated as of August 3, 2009 (the “Rights Agreement”) was exchanged (the “Exchange”) at the close of business on that date for one share of the Company’s Common Stock, no par value (the “Common Stock”). The Exchange does not apply to rights formerly held by any Acquiring Person (defined below) at the time of the Exchange.
     On [___], the Company’s Board of Directors determined that [Name of Acquiring Person] became an “Acquiring Person” as of [___]. As a result, rights held by such Acquiring Person became void on that date and such Acquiring Person is not eligible to participate in the Exchange. No other person or group has been determined to be an Acquiring Person. In order to receive shares of Common Stock in the Exchange, an eligible stockholder is required to certify that it is not an Acquiring Person.
     Prior to [___] eligible stockholder certifications were to be provided to the Company’s Exchange Agent, [Exchange Agent], for processing. On [___], [Exchange Agent] transferred all shares that were not credited to the accounts of certifying stockholders to [Trustee]. The Company has appointed [Trustee] to serve as Trustee under a Trust Agreement dated [___], to hold these shares on behalf of eligible stockholders who did not received shares of Common Stock in the Exchange pursuant to the initial distribution by [Exchange Agent] (each, a “Beneficiary” and collectively, the “Beneficiaries”), pending receipt of the required certification. For the avoidance of doubt, [the Acquiring Person] not a Beneficiary under the Trust Agreement.
     To receive shares of Common Stock from the Trustee, an eligible stockholder must certify that it is not an Acquiring Person by completing this certification form in the space provided below.

* * To receive a distribution of shares to which your clients may be entitled, please certify the representation set forth below * *
     The undersigned hereby represents, warrants, and certifies to [Trustee], as Trustee, that he/she/it (a) was the holder of record of the number of shares specified below as of the Close of Business (as defined in the Rights Agreement) on [___] and is entitled to distribution of such number of shares pursuant to the Exchange, (b) is NOT, and does NOT hold shares on behalf of any beneficial owner that is, and was NOT, and does NOT hold shares on behalf of any beneficial owner that was, immediately prior to the declaration of the Exchange, an Acquiring Person (c) is a Beneficiary under the Trust Agreement and understands and acknowledges that upon distribution of the shares specified below he/she/it shall cease to be a Beneficiary under the Trust Agreement.
Number of Furniture Brand International, Inc. Shares Held by Beneficiary:
Name, address, telephone, and email of Beneficiary

Name:

Address:

Telephone:	Email:

Address for Delivery of Shares (if different from above):

Tax ID Number/SSN:

Form of Shares (circle one):	Physical Certificate	Book Entry

Signature:

Printed Name:
Date:

Exhibit C
CERTIFICATE OF EXCHANGE
To Furniture Brands International, Inc. 2009 Rights Exchange Trust (the “Trust”):
     The undersigned hereby requests distribution                   of shares of common stock, no par value (the “Common Stock”), of Furniture Brands International, Inc. (the “Company”), distributable to the undersigned pursuant to the exchange declared on [___] (the “Exchange”) pursuant to the terms of the Rights Agreement between the Company and American Stock Transfer and Trust Company, LLC (as amended and restated, the “Rights Agreement”). The undersigned further requests that certificates representing such shares of Common Stock be issued in the name of:
(Please print name and address)

     The undersigned hereby certifies as of the date hereof that he/she/it (a) was the holder of record of that number of shares indicated above as of the Close of Business (as defined in the Rights Agreement) on [___] and is entitled to distribution of such number of shares pursuant to the Exchange, (b) is a “Beneficiary” under the Trust Agreement, dated as of [___], between the Company and [Trustee], as Trustee (the “Trust Agreement”), (c) is not, and immediately prior to the declaration of the Exchange was not, an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) and (d) shall cease to be a Beneficiary of the Trust upon distribution of the shares identified herein.

Signature:

Dated:

Exhibit D
CERTIFICATE OF EXCHANGE
To Furniture Brands International, Inc. 2009 Rights Exchange Trust (the “Trust”):
     The undersigned hereby requests distribution of              shares of common stock, no par value (the “Common Stock”), of Furniture Brands International, Inc. (the “Company”), distributable to the undersigned pursuant to the exchange declared on [___] (the “Exchange”) pursuant to the terms of the Rights Agreement between the Company and American Stock Transfer and Trust Company, LLC (as amended and restated, the “Rights Agreement”). The undersigned further requests that certificates representing such shares of Common Stock be issued in the name of:
(Please print name and address)

     The undersigned hereby certifies as of the date hereof that he/she/it (a) was the beneficial owner of that number of shares indicated above as of the Close of Business (as defined in the Rights Agreement) on [___] and is entitled to distribution of such number of shares pursuant to the Exchange, (b) is a “Beneficiary” under the Trust Agreement, dated as of [___], between the Company and [Trustee], as Trustee (the “Trust Agreement”), (c) is not, and immediately prior to the declaration of the Exchange was not, an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) and (d) shall cease to be a Beneficiary of the Trust upon distribution of the shares identified herein.

Signature:

Dated:

Exhibit E
IRREVOCABLE PROXY
     The undersigned, acting solely in its capacity as trustee of the Furniture Brand International, Inc. 2009 Rights Exchange Trust (the “Trust”), which holds shares of common stock of Furniture Brands International, Inc., a Delaware corporation (the “Company”), as of the date hereof, hereby irrevocably appoints the Secretary of the Company, any other designee of the Company’s Board of Directors, or any other person duly authorized to serve as proxy, as the sole and exclusive attorney-in-fact and proxies of the undersigned, with full power of substitution and re-substitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of common stock of the Company that now are or hereafter may be owned of record by the Trust, and any and all other shares or securities of the Company issued or issuable, or exchanged or exchangeable, in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of the Trust Agreement, dated as of [___] (as the same may be amended from time to time, the “Trust Agreement”), between the Company and [Trustee], as trustee. This proxy is irrevocable and is coupled with an interest.
     The attorneys-in-fact and proxies named above, and each of them, are hereby authorized and empowered by the undersigned to act as the undersigned’s attorney-in-fact and irrevocable proxy, and to exercise all voting, consent, and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), subject to and in accordance with the terms of the Trust Agreement.
     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

[TRUSTEE]
as Trustee of the Furniture Brands International,
Inc. 2009 Rights Exchange Trust

By:

Name:
Title:
Date: